UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934

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Kratos Defense & Security Solutions, Inc.
(Name of Registrant as Specified In Its Charter)
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April 24, 2020
Dear Stockholder:
You are cordially invited to attend the 2020 Annual Meeting of Kratos Defense & Security Solutions, Inc. ("Kratos"), which will be held in person at the Skirvin Hilton at 1 Park Avenue, Oklahoma City, OK 73102 and virtually at www.virtualshareholdermeeting.com/KTOS2020, on Thursday, June 4, 2020, at 11:00 a.m. CDT. We hope you will be able to attend the meeting in person. However, as a result of the ongoing global coronavirus (COVID-19) crisis, it may not be possible or advisable to hold our Annual Meeting in person at the current location, and we may have to hold our 2020 Annual Meeting at an alternative location or conduct the meeting solely by means of remote communication. If such a change is required, we will endeavor to communicate this as soon as possible.
At our annual meeting, our stockholders will be asked to elect the seven directors named herein to our Board of Directors; to ratify the Board of Directors' selection of Deloitte & Touche LLP as our independent registered public accounting firm; to approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares issuable under the plan by 4,700,000 shares; to cast an advisory vote to approve the compensation of our named executive officers; and to transact such other business as may properly come before the meeting or any adjournment or postponement thereof. Following the formal annual meeting, we will also present a report on our operations and activities, and management will be pleased to answer your questions about us and our business.
Whether or not you plan to attend the annual meeting personally, and regardless of the number of shares of Kratos common stock you own, it is important that your shares be represented at the annual meeting. This year, we are pleased to take advantage of rules enacted by the Securities and Exchange Commission that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the "Notice") instead of a paper copy of our proxy materials, which include the Notice of Annual Meeting of Stockholders, our proxy statement, our 2019 Annual Report and a proxy card or voting instruction form. The Notice contains instructions on how to access those documents on the Internet and how to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive the Notice will receive a paper copy of the proxy materials by mail. If you have received a paper copy of our proxy materials you can cast your vote by completing the enclosed proxy card and returning it in the postage-prepaid envelope provided or by utilizing the telephone or Internet voting systems.

Sincerely,

Eric DeMarco President and Chief Executive Officer

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
10680 TREENA STREET, SUITE 600
SAN DIEGO, CA 92131
(858) 812-7300
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on June 4, 2020
To the Stockholders of Kratos Defense & Security Solutions, Inc.:
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kratos Defense & Security Solutions, Inc. (the "Company") will be held on Thursday, June 4, 2020, at 11:00 a.m. CDT, in person at the Skirvin Hilton at 1 Park Avenue, Oklahoma City, OK 73102 and virtually at www.virtualshareholdermeeting.com/KTOS2020, for the following purposes:

1.
To elect the following seven nominees as directors to serve until the next annual meeting, or until their successors are duly elected and qualified: Scott Anderson, Eric DeMarco, William Hoglund, Scot Jarvis, Jane Judd, Samuel Liberatore, and Amy Zegart.

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020.

3.	To approve an amendment to our 2014 Equity Incentive Plan to increase the number of shares issuable under the plan by 4,700,000 shares.

4.	An advisory (non-binding) vote to approve the compensation of our named executive officers, as presented in the proxy statement accompanying this Notice.

5.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Our Board of Directors unanimously recommends a vote "FOR" the election of all of the director nominees, and "FOR" each of proposals 2, 3, and 4. The foregoing items of business are more fully described in the proxy statement accompanying this Notice.
Our Board of Directors has fixed the close of business on April 6, 2020 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and at any adjournment or postponement thereof. All stockholders are invited to attend the meeting. To attend in person, you must present your proxy, voter instruction card or meeting notice for admission. If you plan to attend the meeting virtually, to participate you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2020 and use the multi-digit Control Number provided with your proxy materials.
We intend to hold our annual meeting in person and virtually. However, we are actively monitoring the coronavirus (COVID-19) pandemic; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold our annual meeting in person at the current location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so and provide information regarding how to participate in the annual meeting via a press release that will be posted on the “Investors” section of our website at www.kratosdefense.com and filed with the Securities and Exchange Commission as additional proxy materials. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the annual meeting.

By Order of the Board of Directors,

Eric DeMarco
April 24, 2020	President and Chief Executive Officer
        ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON OR VIRTUALLY.
        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on June 4, 2020: Our Notice of Annual Meeting of Stockholders, proxy statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com.

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2020 PROXY SUMMARY
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.
Annual Meeting of Stockholders

Time & Date:	11:00 a.m. CDT, June 4, 2020
Place:
Skirvin Hilton
1 Park Avenue
Oklahoma City, OK 73102

Meeting live via the Internet at www.virtualshareholdermeeting.com/KTOS2020. You will need to have the multi-digit Control Number provided in your proxy materials to access the virtual meeting.

Record Date:	April 6, 2020
Voting:
You may vote either in person at the Annual Meeting, during the Annual Meeting at www.virtualshareholdermeeting.com/KTOS2020, or by telephone, the Internet or mail. See the section entitled "How to Vote" below for more detailed information regarding how you may vote your shares.

Admission:
Everyone attending the Annual Meeting will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. If you attend the virtual meeting, you will need to have the multi-digit Control Number to participate. Cameras and electronic recording devices are not permitted at the Annual Meeting.

Potential Impact of COVID-19:
We intend to hold the Annual Meeting in person and virtually. However, we are actively monitoring the coronavirus (COVID-19) pandemic; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person at the current location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so and provide information regarding how to participate in the Annual Meeting via a press release that will be posted on the “Investors” section of our website at www.kratosdefense.com and filed with the SEC as additional proxy materials.

Meeting Agenda and Voting Recommendations

Proposal		Board of Directors Vote Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH DIRECTOR NOMINEE	19

2.	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020	FOR	22

3.	Approval of an amendment to our 2014 Equity Incentive Plan to increase the number of shares issuable under the plan by 4,700,000 shares	FOR	24

4.	Advisory (non-binding) vote to approve the compensation of our named executive officers	FOR	33

Proposal 1: Director Nominees
The following table provides summary information about each director nominee. Each director nominee will be elected to serve until the next annual meeting of stockholders.

Name	Age	Director Since	Occupation	Independent	Committees
Scott Anderson	61	1997	President, NE Wireless Networks, LLC	x	Audit (Chair); Nominating & Corporate Governance
Eric DeMarco	56	2003	President and Chief Executive Officer, Kratos
William Hoglund (Chairman)	66	2001	Member, Safeboats International, LLP	x	Audit; Compensation; Nominating & Corporate Governance
Scot Jarvis	59	1997	Principal, Cedar Grove Partners, LLC	x	Audit; Compensation (Chair); Nominating & Corporate Governance
Jane Judd	73	2011	Senior Financial Executive (Ret.), Titan Corporation	x	Audit; Compensation
Samuel Liberatore	82	2009	President (Ret.), Madison Research Division of Kratos	x	Nominating & Corporate Governance
Amy Zegart	52	2014	Senior Fellow, The Hoover Institution, Stanford University and Senior Fellow, Stanford Center for International Security and Cooperation	x	Nominating & Corporate Governance (Chair)

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
As a matter of good corporate governance, we are asking our stockholders to ratify the Audit Committee's selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020 (please review the complete Proposal No. 2 beginning on page 22 of this proxy statement).
Proposal 3: 2014 Equity Incentive Plan Amendment Proposal
We are asking the Company’s stockholders to approve an amendment to our 2014 Equity Incentive Plan (the “2014 Plan”) to increase the number of shares issuable under the plan by 4,700,000. Such increase would enable us to have additional shares of common stock available to attract and encourage the continued employment and service of our officers, employees, directors, and other individuals, by offering those persons the opportunity to acquire or increase their ownership interest in our Company, operations and future success and to further align their interests with our stockholders’ interests.

Proposal 4: Advisory Vote to Approve Compensation of Named Executive Officers
As required by Section 14A of the Exchange Act, we are asking our stockholders to provide an advisory vote relating to the compensation of our named executive officers. The Compensation Committee has developed our executive compensation strategy to achieve the following principal compensation objectives:

•
align executive compensation with our stockholders' interests, including placing a majority of compensation "at risk" and requiring that a significant portion of the Chief Executive Officer's and other executive management's equity awards vest in a manner that is directly tied to the Company's performance and growth;

•	recognize individual initiative and achievements and successful execution of the Company's strategic plan, as approved by the Company's Board of Directors;

•	attract, motivate and retain highly qualified executives; and

•	create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.
At the 2019 Annual Meeting, our stockholders indicated approval of the compensation of our named executive officers, with 89.39% of the votes cast in favor of the advisory vote. The Compensation Committee and our management continued to gather feedback from key stockholders regarding our executive compensation and continued to develop a compensation structure that more closely aligns pay with performance and aligns the interests of our executives with our stockholders. We continue to regularly solicit feedback from the Company's stockholders regarding our performance, progress on executing the Company's strategic plan and our executive compensation philosophy and programs. As a result, our Compensation Committee has taken the following actions with respect to executive compensation:
        2019 Executive Pay Highlights: For 2019, the Compensation Committee continued and/or implemented a number of practices that provided more clear alignment between pay and performance, including:

•
Base Salary: In 2010, the Company’s Board of Directors approved management’s strategy to build a product, system and technology based company focused on peer and near peer threats to U.S. National Security. In 2011, the Budget Control Act of 2011(“BCA”) was established and limited U.S. Federal Government discretionary spending, including Department of Defense (“DoD”) spending, which led to a significant U.S. defense industry contraction. Taking into consideration the continued focus on internal investments in certain growth opportunities and related technologies, intellectual property, and new platforms and systems that the Company was making and continues to make in its core businesses and consistent with the Company’s long term strategy, the base salaries of our Chief Executive Officer and a majority of our other executive officers remained frozen at either 2014 or 2015 compensation levels. The salary freezes reflect the Compensation Committee’s emphasis on aligning pay, execution of the previously approved long-term strategic plan of the Company and performance. The intent of the Compensation Committee is to construct a compensation program that continues to place significant emphasis on performance-based and long-term incentives, while being mindful of the DoD's budgetary environment and providing salaries that align with peer compensation data. The Compensation Committee strives for executive compensation to be at or near the median of peer companies' executive compensation.

•
Long-Term Equity Incentives:  Since 2013, the Company has issued an approximate 50%/50% mix (at target) of performance-based and time-based equity incentives, and the Company followed the same practice in 2019. The performance-based restricted stock unit awards (“RSUs”) granted in 2019 provide that (a) 50% of such RSUs vest based on total shareholder return (“TSR”) for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% of such RSUs vest based on the Company’s Adjusted EBITDA growth during a three-year period. The time-based RSUs cliff vest 100% at the end of five years, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. Additionally, the Chief Executive Officer's RSUs granted in 2018 and 2019 are subject to a five-year deferral period under which the common stock underlying such RSUs will not be issued and released until five years after the applicable vesting date.

•
Change in Control Agreements:  The Company continued its commitment not to enter into any new change in control agreements that contain excise tax gross-ups and will remove any existing excise tax gross-up provisions when existing agreements are renewed or materially amended.

•	Anti-Hedging and Anti-Pledging Policy: The Company continued its policy that prohibits any hedging and pledging transactions of the Company’s securities by directors and executive officers.

•
Stock Ownership Target Guideline:  The Compensation Committee continued its stock ownership target guideline for our Chief Executive Officer of 1% of our outstanding shares of common stock, including all shares subject to options, RSUs, Employee Stock Purchase Plan ("Purchase Plan") purchases, open market purchases and 401(k) holdings.

•
Clawback Policy:  The Compensation Committee continued its Incentive Compensation Recoupment Policy, under which the Company will seek to recover full or partial portions of cash and equity-based incentive compensation received by executive officers when such incentive compensation (a) was tied to the achievement of financial results that are subsequently restated to correct an accounting error due to material noncompliance with financial reporting requirements and (b) would have been lower based upon the subsequently restated financial results.

        2020 Executive Pay Highlights:    In establishing compensation for 2020, the Compensation Committee continued to focus on clear alignment between pay and performance:

•
Base Salary:  Continuing the Compensation Committee’s emphasis on aligning pay with the Company’s long-term business strategy and performance and taking into consideration the expected continued ramp in growth of the Company’s strategic core focus areas until a certain critical mass is achieved, the base salaries of our Chief Executive Officer and a majority of our other executive officers remain frozen at prior 2014 or 2015 compensation levels.

•
Long-Term Equity Incentives:  The Company continued its practice of issuing an approximate 50%/50% mix of performance-based and time-based equity incentives. The Compensation Committee closely evaluated the long-term equity based incentive grants in the Company’s peer group, and made modifications for the 2020 grants to more closely align with the equity packages granted in the Company's peer group. Similar to the RSUs granted in the prior year, 50% of the grants are performance-based and 50% of the grants are time-based. The performance-based RSUs granted in January 2020 vest 33.3% for every 10% growth in Adjusted EBITDA over a five-year period. The time-based RSUs vest ratably over five years, which the Compensation Committee believes provides a strong long-term retention tool and long-term alignment with stockholder interests. Additionally, the Chief Executive Officer's RSUs granted in January 2020 are subject to a five-year deferral period under which the common stock underlying such RSUs will not be issued and released until five years after the applicable vesting date.

•
Stock Ownership Target Guideline:   Effective January 1, 2020, to more closely align the Company’s stock ownership target guidelines with peer companies, the Compensation Committee modified its stock ownership target guideline for our Chief Executive Officer to five times his base salary.

Additional information about our compensation philosophy and program, including the compensation actions summarized above, can be found in the "Compensation Discussion and Analysis" section beginning on page 41 of this proxy statement. Our Board of Directors and Compensation Committee believe that the compensation of our named executive officers for fiscal year 2019 was appropriate and reasonable and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Compensation Committee believes that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executive officers to remain with the Company for long and productive careers.
        Cautionary Statement.    Any statements in this proxy statement that do not describe historical facts may constitute forward-looking statements. These forward-looking statements are based on current expectations but are subject to a number of risks and uncertainties. The factors that could cause our actual future results to differ materially from current expectations are identified and described in more detail in our filings with the Securities and Exchange Commission (the "SEC"), including our Annual Report on Form 10-K for the fiscal year ended December 29, 2019. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. Except as required by applicable law, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
10680 TREENA STREET, SUITE 600
SAN DIEGO, CA 92131
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020
General
The enclosed proxy is solicited on behalf of our Board of Directors (the "Board") for use at the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of Kratos Defense & Security Solutions, Inc., to be held on June 4, 2020 at 11:00 a.m. CDT and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held in person at the Skirvin Hilton at 1 Park Avenue, Oklahoma City, OK 73102 and virtually at www.virtualshareholdermeeting.com/KTOS2020. If you plan to attend the virtual meeting, you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2020 and use the multi-digit Control Number provided with your proxy materials to participate and submit questions.
We intend to mail a Notice Regarding the Availability of Proxy Materials (the "Notice") or our proxy materials to all stockholders of record entitled to vote at the Annual Meeting on or about April 24, 2020. The Notice will instruct you as to how you may access and review all of the important information contained in the proxy materials.
We intend to hold the Annual Meeting in person and virtually. However, we are actively monitoring the coronavirus (COVID-19) pandemic; we are sensitive to the public health and travel concerns our shareholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person at the current location, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting at an alternative location or holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so and provide information regarding how to participate in the Annual Meeting via a press release that will be posted on the “Investors” section of our website at www.kratosdefense.com and filed with the SEC as additional proxy materials.
All references to us, we, our, the Company and Kratos refer to Kratos Defense & Security Solutions, Inc., a Delaware corporation, and its subsidiaries.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 4, 2020:
        Our Notice of Annual Meeting of Stockholders, proxy statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com. You are encouraged to access and review all of the important information contained in the proxy materials before voting.
Solicitation and Revocation of Proxy
Our Board is soliciting the accompanying proxy. In accordance with unanimous recommendations of our Board, the individuals named in the proxy will vote all shares represented by proxies in the manner designated, or, if no designation is made, they will vote the proxies FOR the election of all of the director nominees, and FOR each of proposals 2, 3, and 4. In their discretion, the proxy holders named in the proxy are authorized to vote on any matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment of the Annual Meeting. As of the date of this proxy statement, our Board does not know of any other items of business that will be presented for consideration at the Annual Meeting other than those described in this proxy statement. The individuals acting as proxies will not vote on a particular matter if the proxy card representing those shares instructs them to abstain from voting on that matter or to the extent a proxy card is marked to show that some of the shares represented by the proxy card are not to be voted.
If you give a proxy, you may revoke it at any time before the final vote at the Annual Meeting, either:

(1)   by attending the Annual meeting and revoking it in person or online at www.virtualshareholdermeeting.com/KTOS2020 before voting is closed at the Annual Meeting;
(2)   by sending a written notice that you are revoking your proxy to our Corporate Secretary at 10680 Treena Street, Suite 600, San Diego, California, 92131; or
(3)   by submitting another properly completed and executed proxy card with a later date to us at the above noted address.
Your presence at the meeting will not automatically revoke your proxy, but if you attend the meeting and cast a ballot, your proxy will be revoked as to the matters on which the ballot is cast.
Shares Outstanding and Voting Rights
Only stockholders of record as of the record date, April 6, 2020, will be entitled to notice of and to vote at the Annual Meeting or at any continuation, postponement or adjournment of the original meeting. On the record date, our only class of voting stock outstanding was common stock. On April 6, 2020, 106,960,828 shares of common stock were issued and outstanding. Each outstanding share of common stock entitles the holder to one vote on all matters to be voted upon at the Annual Meeting.
How to Vote
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote by attending the Annual Meeting and voting in person or virtually online through the link at www.virtualshareholdermeeting.com/KTOS2020. If you attend the meeting in person, you will be given a ballot at the Annual Meeting. If you attend the virtual meeting, you must use the multi-digit Control Number provided with your proxy materials to submit your vote.
If you do not wish to vote during the Annual Meeting or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote via the Internet, go to the Internet address stated on your proxy card.

•	To vote by telephone, call the number stated on your proxy card.

•	To vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope.
Votes submitted via the Internet or by telephone must be received by 11:59 P.M. Eastern Time on June 3, 2020. Submitting your proxy via the Internet or by telephone will not affect your right to vote should you decide to attend the Annual Meeting in person or virtually online through the link at www.virtualshareholdermeeting.com/KTOS2020. If voting by mail, the proxy card must be received prior to the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to submit your proxy to vote your shares in advance of the Annual Meeting.
        We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.
Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent
If at the close of business on April 6, 2020 your shares of common stock were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in "street name," and you will receive a proxy card and voting instructions from that organization. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

Please note that if your shares are held of record by a broker, bank or other nominee and you decide to attend and vote at the Annual Meeting in person, your vote in person at the Annual Meeting will not be effective unless you present a legal proxy issued in your name from your broker, bank or other nominee. If you attend the virtual meeting, you must use the multi-digit Control Number provided with your proxy materials to submit your vote.
Voting Kratos Shares Held Through the Kratos 401(k) Plan
The Kratos 401(k) Plan provides that the trustee of the plan will vote the shares of our common stock that are not directly voted by the participants in the plan. If the trustee does not receive voting instructions from participants in the Kratos 401(k) Plan, the trustee may vote the shares of our common stock under such plan in the same proportion as the shares voted by all other respective plan participants. If the trustee receives a signed but not voted proxy card, the trustee will vote such shares of our common stock according to the Board's recommendations.
Counting of Votes; Quorum
The inspector of election appointed for the meeting by our Board will count the votes cast by proxy or in person or virtually at the Annual Meeting. The inspector will count those votes to determine whether or not a quorum is present.
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock entitled to vote are represented by votes at the Annual Meeting or by proxy. At the close of business on April 6, 2020, the record date for the Annual Meeting, there were 106,960,828 shares of common stock outstanding and entitled to vote at the Annual Meeting.
Your shares will be counted toward the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person or virtually at the Annual Meeting. Abstentions will be counted toward the quorum requirement. Broker non-votes will also be counted toward the quorum requirement. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date to provide the Company with the opportunity to establish a quorum.
Required Vote
The following is a summary of the voting requirements that apply to the proposals discussed in this proxy statement:

Proposal		Vote Required	Discretionary Voting Allowed?
1.	Election of Directors	Plurality	No
2.	Ratification of Selection of Independent Registered Public Accounting Firm	Majority	Yes
3.	Approval of the Amendment to the 2014 Equity Incentive Plan	Majority	No
4.	Advisory Vote to Approve the Compensation of Our Named Executive Officers	Majority	No
Our Board unanimously recommends a vote "FOR" the election of all of the director nominees and "FOR" each of proposals 2, 3, and 4.
A "plurality" means, with regard to the election of directors, that the seven nominees for director receiving the greatest number of "for" votes from our shares entitled to vote will be elected.
A "majority" means that a proposal will pass if it receives a number of "for" votes that is a majority of the shares of common stock present in person, virtually or represented by proxy and entitled to vote at the Annual Meeting.

"Discretionary voting" occurs when a bank, broker, or other holder of record does not receive voting instructions from the beneficial owner and votes those shares in its discretion on any proposal as to which rules permit such bank, broker, or other holder of record to vote. As noted below, when banks, brokers, and other holders of record are not permitted under the rules to vote the beneficial owner's shares, the affected shares are referred to as "broker non-votes."
Although the advisory vote on Proposal No. 4 is non-binding, as provided by law, our Board and Compensation Committee will review the results of the votes and, consistent with our record of stockholder engagement, will take the results into account in making its determinations concerning executive compensation.
Effect of Withhold Authority Votes, Abstentions and Broker Non-Votes
Withhold Votes:    Shares subject to instructions to withhold authority to vote on the election of directors will not be voted. This will have no effect on the election of directors because, under plurality voting rules, the seven director nominees receiving the highest number of "for" votes will be elected. However, if any nominee for director receives a greater number of votes "withheld" than votes "for" his or her election, our corporate governance policies require that such person must promptly tender his or her resignation to the Board following certification of the vote. Any such resignation will be reviewed by our Nominating and Corporate Governance Committee and, within 90 days after the election, the Board will determine whether to accept, reject or take other appropriate action with respect to the resignation.
Abstentions:    Under Delaware law (under which Kratos is incorporated), abstentions are counted as shares present and entitled to vote at the Annual Meeting. Therefore, abstentions will have the same effect as a vote "against": Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm; Proposal No. 3—Approval of the Amendment to the 2014 Equity Incentive Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers.
Broker Non-Votes:    Under rules that govern banks, brokers and others who have record ownership of company stock held in brokerage accounts for their clients who beneficially own the shares, these banks, brokers and other such holders who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters ("discretionary matters") but do not have discretion to vote uninstructed shares as to certain other matters ("non-discretionary matters"). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received voting instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker's inability to vote the non-discretionary matters with respect to which the broker has not received voting instructions from the beneficial owner is referred to as a "broker non-vote."
Banks, brokers, and other such record holders are not permitted to vote the uninstructed shares of their customers on a discretionary basis in the election of directors, amendments to equity plans, or on executive compensation matters. Because broker non-votes are not considered under Delaware law to be entitled to vote at the Annual Meeting, they will have no effect on the outcome of the votes on: Proposa1 No. 1—Election of Directors; Proposal No. 3—Approval of the Amendment to the 2014 Equity Incentive Plan; and Proposal No. 4—Advisory Vote to Approve the Compensation of our Named Executive Officers. As a result, if you hold your shares in street name and you do not instruct your bank, broker, or other such holder how to vote your shares in the election of directors, on the approval of the amendment to the 2014 Equity Incentive Plan, and on the advisory vote related to the compensation of our named executive officers, no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 27, 2020 should be considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name.

Delivery of Notice of Internet Availability of Proxy Materials; Delivery of Multiple Proxy Materials
Under rules adopted by the SEC, we may provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to some of our stockholders of record. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. The Notice will tell you how to access and review the proxy materials over the Internet at www.proxyvote.com. The Notice also tells you how to access your proxy card to vote over the Internet or by telephone. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice.
If you received more than one package of proxy materials, this means that you have multiple accounts holding shares of Kratos common stock. These may include: accounts with our transfer agent, EQ Shareowner Services; shares held in Kratos' 401(k) Plan or Purchase Plan; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.
Cost and Method of Solicitation
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders. Solicitation of proxies by mail may be supplemented by telephone or personal solicitation by our directors, officers, other employees, or consultants. No additional compensation will be paid to directors, officers or other regular employees for such services. We have retained Georgeson Inc. to act as a proxy solicitor for a fee estimated to be $8,500, plus reimbursement of out-of-pocket expenses. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward to such beneficial owners. We may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners.
Stockholder List
A complete list of registered stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose related to the meeting, for ten days prior to the date of the annual meeting during ordinary business hours at our principal offices located at 10680 Treena Street, Suite 600, San Diego, California, 92131. The list will also be available electronically at www.virtualshareholdermeeting.com/KTOS2020 during the Annual Meeting.
Admission to the Annual Meeting
Everyone attending the Annual Meeting in person will be required to present both proof of ownership of the Company's common stock and a valid picture identification, such as a driver's license or passport. If your shares are held in the name of a bank, broker or other financial institution, you will need a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date. If you do not have both proof of ownership of the Company's common stock and a valid picture identification, you may be denied admission to the Annual Meeting. If you are a shareholder of record and plan to attend the Annual Meeting in person, please mark the appropriate box on the proxy card, so we can know how many people to accommodate, or enter the appropriate information when voting by telephone or Internet prior to the Annual Meeting. Cameras and electronic recording devices are not permitted at the Annual Meeting.
If you plan to attend the meeting virtually, to participate you must access the virtual meeting at www.virtualshareholdermeeting.com/KTOS2020 and use the multi-digit Control Number provided with your proxy materials. Our optional virtual meeting platform, which will be provided by Broadridge Financial Solutions, allows all participating stockholders to submit questions during the Annual Meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform increases stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have at a physical annual meeting. A support number will be visible 15 minutes prior to the meeting on the virtual meeting landing page if you may need shareholder assistance.

If you need directions to the Annual Meeting so that you may attend or vote in person, please contact Kratos Defense & Security Solutions, Inc., Attention: Investor Relations, 10680 Treena Street, Suite 600, San Diego, California, 92131, telephone (858) 812-7300.
Voting Results
Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the "Form 8-K") that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

CORPORATE GOVERNANCE
Overview
We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Ethics, together with our certificate of incorporation, bylaws and the charters of the committees of our Board (the "Committees"), form the basis for our corporate governance framework. As discussed below, our Board has established three standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.
Corporate Governance Guidelines
Our Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities and to serve the interests of the Company and our stockholders. The Corporate Governance Guidelines are available for review on our website at www.kratosdefense.com/about-kratos/governance.
Director Independence
Our Board has unanimously determined that six of our directors standing for re-election, Messrs. Anderson, Hoglund, Jarvis, and Liberatore and Mses. Judd and Zegart, who constitute a majority of the Board, are "independent" directors as that term is defined by NASDAQ Marketplace Rule 5605(a)(2). In making this determination, the Board has affirmatively determined, considering broadly all relevant facts and circumstances regarding each independent director, that none of the independent directors have a material relationship with us (either directly or as a partner, stockholder, officer or affiliate of an organization that has a relationship with us) that would interfere with the director's ability to exercise independent judgment in carrying out his or her responsibilities as a director. In addition, based upon NASDAQ Marketplace Rule 5605(a)(2), the Board determined that Mr. DeMarco is not "independent" because he is the Company's President and Chief Executive Officer.
Nominations for Directors
The Nominating and Corporate Governance Committee is responsible for screening potential director candidates and recommending qualified candidates to the Board for nomination. As provided by our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee will consider and evaluate any recommendation for director nominees proposed by a stockholder or group of stockholders that has continuously held at least 3% of the outstanding shares of our common stock entitled to vote at the annual meeting of stockholders for at least three years by the date the stockholder makes the recommendation and who satisfies the notice, information and consent provisions set forth in our Second Amended and Restated Bylaws, as amended (the "Bylaws"). The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees.
See "Stockholder Proposals" below for additional information regarding the content and timing of the information that must be received by our Corporate Secretary for a director nominee to be considered for election at our 2021 Annual Meeting. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary at Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California 92131.
The goal of the Nominating and Corporate Governance Committee is to assemble a board of directors that brings a variety of perspectives and skills derived from high quality business and professional experience to Kratos. As stated in our Corporate Governance Guidelines, nominees for director are to be selected on the basis of, among other criteria, experience, knowledge, skills, expertise, integrity, absence of conflicts of interests with the Company, diversity, ability to make analytical inquiries, understanding of or familiarity with our business, products or markets or similar businesses, products or markets, and willingness to devote adequate time and effort to Board responsibilities. Although we do not have a written policy with respect to Board diversity, the Nominating and Corporate Governance Committee and the

Board believe that a diverse board leads to improved Company performance by encouraging new ideas, expanding the knowledge base available to management and fostering a boardroom culture that promotes innovation and vigorous deliberation.
Additionally, our Bylaws provide that in order to be eligible for election or appointment to the Board, an individual must (i) be at least 21 years of age, (ii) have the ability to be present, in person, at all regular and special meetings of the Board, and (iii) either (a) have substantial relevant experience in the national defense and security industry or (b) have, or be able to obtain, a U.S. government issued security clearance relevant to the business of the corporation. In addition to the foregoing, no person shall be eligible for election or appointment to the Board if such person has been convicted of a crime involving dishonesty or breach of trust or if such person is currently charged with the commission of or participation in such a crime. The Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in Kratos' best interests and that of our stockholders. The Nominating and Corporate Governance Committee does, however, recognize that under applicable regulatory requirements at least one member of our Board must meet the criteria for an "audit committee financial expert" as defined by SEC rules, that at least a majority of the members of our Board must meet the definition of "independent director" under the NASDAQ Marketplace Rules or the listing standards of any other applicable self- regulatory organization, and that there must be at least one female member of our Board as required by California Senate Bill 826. The Nominating and Corporate Governance Committee also believes it to be appropriate for certain key members of our management to participate as members of our Board.
The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of our Board willing to continue to serve. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective. If any member of our Board does not wish to be considered for re-election at an upcoming annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new nominee in light of the criteria above. In such cases, all of the members of our Board are polled for suggestions as to individuals meeting the criteria for nomination to our Board. Research may also be performed to identify qualified individuals. If the Nominating and Corporate Governance Committee believes that our Board requires additional candidates for nomination, it may explore alternative sources for identifying additional candidates. This may include engaging, as appropriate, a third party search firm to assist in identifying qualified candidates.
All directors and director nominees are required to submit a completed directors' and officers' questionnaire as part of the nominating process. At the discretion of the Nominating and Corporate Governance Committee, the nominating process may also include interviews and additional background and reference checks for non-incumbent nominees.
Stockholder Communications with Directors
The Board has adopted a Stockholder Communications with Directors Policy. The Stockholder Communications with Directors Policy is available for review on our website at www.kratosdefense.com/about-kratos/governance. Stockholders and other interested parties may communicate with one or more members of the Board or the non-management directors as a group in writing by regular mail. Those who wish to send such communications may do so by addressing their communication to: Chairman of the Board or Board of Directors, c/o Corporate Secretary, Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California 92131.
The Board has instructed the Corporate Secretary to review all communications so received and to exercise her discretion not to forward to the Board correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters and personal grievances. However, any director may at any time request the Corporate Secretary to forward any and all communications received by the Corporate Secretary but not forwarded to the directors.

Code of Ethics
Our Board has adopted a Code of Ethics that applies to all of our directors, officers and employees. The Code of Ethics is available for review on our website at www.kratosdefense.com/about-kratos/governance and is also available in print, without charge, to any stockholder who requests a copy by writing to us at Kratos Defense & Security Solutions, Inc., 10680 Treena Street, Suite 600, San Diego, California, 92131, Attention: Investor Relations. Each of our directors, employees and officers, including our Chief Executive Officer, Chief Financial Officer and Corporate Controller, are required to comply with the Code of Ethics. The Audit Committee is responsible for reviewing and approving all amendments to the Code of Ethics and all waivers of the Code of Ethics for executive officers or directors and providing for prompt disclosure of all amendments and waivers required to be disclosed under applicable law. We will disclose future amendments to our Code of Ethics or waivers required to be disclosed under applicable law from our Code of Ethics for our executive officers or directors on our website, www.kratosdefense.com, within four business days following the date of the amendment or waiver. There have not been any waivers of the Code of Ethics relating to any of our executive officers or directors in the past year.
Meetings and Committees of the Board
Our Board is responsible for overseeing the management of our business. We keep our directors informed of our business at meetings and through reports and analyses presented to the Board and the Committees. Regular communications between our directors and management also occur apart from meetings of the Board and the Committees.
Meeting Attendance
Our Board normally meets quarterly but may hold additional meetings as required. During fiscal year 2019, the Board held four regularly scheduled meetings, and two special meetings. Each of our directors attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings of each Committee on which he or she was serving. All seven of our directors attended last year's annual meeting of stockholders.
Our Board has adopted a "Board Member Attendance at Annual Meetings Policy," which strongly encourages all directors to attend the Company's annual meetings of stockholders. The full policy is available for review on our website at www.kratosdefense.com/about-kratos/governance.
Executive Sessions
Executive sessions of independent non-employee directors are held in connection with each regularly scheduled Board meeting and at other times as necessary, and are chaired by our Chairman of the Board. The Board's policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and other non-independent directors, if any. The Committees of our Board may also meet in executive session at the end of each Committee meeting. Executive sessions of the Audit Committee and Compensation Committee are routinely held with the regularly scheduled meetings of the respective committees.
Committees of the Board
Our Board currently has three standing committees to facilitate and assist the Board in the execution of its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee
Our Audit Committee consists of Messrs. Anderson (Chairperson), Hoglund and Jarvis and Ms. Judd. Our Board has affirmatively determined that each member of the Audit Committee is independent under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(c), the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and applicable rules of the SEC. Our Board has also affirmatively determined that Ms. Judd qualifies as an "audit committee financial expert" as such term is defined in Regulation S-K under the Securities Act of 1933, as amended. During 2019, the Audit Committee met seven times.
The Audit Committee acts pursuant to a written charter, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The responsibilities of the Audit Committee include overseeing, reviewing and evaluating our financial statements, accounting and financial reporting processes, internal control functions and the audits of our financial statements. The Audit Committee is also responsible for the appointment, compensation, retention, and as necessary, the termination of our independent auditors. Additional information regarding the Audit Committee is set forth below in the Report of the Audit Committee.
Compensation Committee
Our Compensation Committee consists of Messrs, Hoglund and Jarvis (Chairperson) and Ms. Judd. Our Board has affirmatively determined that each member of the Compensation Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2) and meets the independence and all other qualifications under NASDAQ Marketplace Rule 5605(d). During 2019, the Compensation Committee formally met four times and has had further additional discussions as they deem appropriate. Our Board has adopted a charter for the Compensation Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The Compensation Committee reviews and makes recommendations to our Board concerning the compensation and benefits of our executive officers (including the Chief Executive Officer) and directors, oversees the administration of our equity and employee benefits plans, and reviews general policies relating to compensation and benefits. In accordance with NASDAQ Marketplace Rule 5605(d), the Compensation Committee evaluates the independence of each compensation consultant, outside counsel and advisor retained by or providing advice to the Compensation Committee. The Compensation Discussion and Analysis section below provides additional information regarding the Compensation Committee's processes and procedures for considering and determining executive compensation.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee consists of Ms. Zegart (Chairperson) and Messrs. Anderson, Hoglund, Jarvis and Liberatore. Our Board has affirmatively determined that each member of the Nominating and Corporate Governance Committee is independent as such term is defined under NASDAQ Marketplace Rule 5605(a)(2). The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors. The Nominating and Corporate Governance Committee met five times in 2019. Our Board has adopted a charter for the Nominating and Corporate Governance Committee, which is available for review on our website at www.kratosdefense.com/about-kratos/governance. The responsibilities of the Nominating and Corporate Governance Committee include making recommendations to the Board with respect to the nominations or elections of directors and providing oversight of our corporate governance policies and practices.
Board and Committee Effectiveness
The Board and each of its Committees perform an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure
The Board believes that its current independent Board structure is best for our Company and provides good corporate governance and accountability. The Board does not have a fixed policy regarding the separation of the roles of the Chairman of the Board and the Chief Executive Officer because it believes the Board should be able to freely select the Chairman of the Board based on criteria that it deems to be in the best interests of the Company and its stockholders. The functions of the Board are carried out by the full Board, and when delegated, by the Committees. Each director is a full and equal participant in the major strategic and policy decisions of our Company.
The Board believes that the current structure of a separate Chairman of the Board and Chief Executive Officer is the optimum structure for the Company at this time, taking into consideration Mr. DeMarco's active role in pursuing the Company's business and strategic plans.
Board Role in Risk Management
The risk oversight function of the Board is carried out by both the Board and each of its Committees, with the primary responsibility for identifying and managing risk at the Company resting with senior management. While the risk oversight function and matters of strategic risk are considered by the Board as a whole, each of the Committees has the following risk oversight responsibilities:

•
As provided in its charter, the Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Each quarter, our head of Internal Audit has reported directly to the Audit Committee on the activities of our internal audit function and at least annually our General Counsel reports directly to the Audit Committee on our ethics and compliance program. Management also reports to the Audit Committee on legal, finance, accounting and tax matters at least quarterly. The Board is provided with reports on legal matters at least quarterly and on other matters related to risk oversight on an as-needed basis. The Audit Committee typically also has executive meetings with the internal auditors and external auditors without senior management.

•	As provided in its charter, the Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters.

•	As provided in its charter, the Compensation Committee considers risks related to the design of the Company's compensation programs for our executives.
Compensation Committee Interlocks and Insider Participation
During fiscal year 2019, no members of our Compensation Committee were officers or employees of Kratos or any of our subsidiaries or had any relationship otherwise requiring disclosure hereunder. In addition, none of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board or our Compensation Committee.
Certain Relationships and Related Party Transactions
None of our directors are a party to any agreement or arrangement relating to compensation provided by a third party in connection with their service on the Board that would be required to be disclosed pursuant to NASDAQ Rule 5250(b)(3).
During fiscal year 2019, the Company incurred $3,993,722 from one of its suppliers, 5-D Systems, Inc. ("5-D") for engineering services rendered to its Unmanned Systems Division. Steve Fendley, the President of our Unmanned Systems Division, is a cofounder and currently owns 50% of 5-D.
Procedures for Approval of Related Party Transactions
Under its charter, the Audit Committee is charged with reviewing all potential related party transactions. Our policy has been that the Audit Committee, which is comprised solely of independent, disinterested directors, is responsible for reviewing and approving related party transactions. All such related party transactions are then reported where required under applicable SEC rules. With respect to related party transactions involving certain suppliers or customers of which an executive officer or director of the Company holds a controlling ownership interest, the Audit Committee has delegated authority to the Chief Executive Officer to review and approve such transactions, subject to management presenting approved transactions to the Audit Committee on at least a quarterly basis for further review and ratification by the Audit Committee. Aside from this policy and procedure, we have not adopted additional procedures for review of, or standards for approval of, related party transactions but instead review such transactions on a case-by-case basis.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our Board currently consists of seven directors, six of whom are independent directors within the meaning of the listing standards of The NASDAQ Stock Market ("NASDAQ"), and all of whom are standing for re-election to the Board at the Annual Meeting. All directors are elected at each annual meeting of stockholders and serve until the next annual meeting of stockholders or until their successor has been duly elected and qualified, or until their earlier death, resignation or removal.
Our Board has designated the persons named below as nominees for election of directors. All nominees are currently serving as directors of the Company. If elected at the Annual Meeting, each of the nominees will serve until our 2021 Annual Meeting of Stockholders, or until their successors are duly elected and qualified.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the seven nominees named in this Proxy Statement.
Information Regarding Directors
Nominees for Election to the Board:

Name	Age	Committees
Scott Anderson	61	Audit Committee (Chair) Nominating and Corporate Governance Committee
Eric DeMarco	56
William Hoglund, Chairman	66	Audit Committee Compensation Committee Nominating and Corporate Governance Committee
Scot Jarvis	59	Audit Committee Compensation Committee (Chair) Nominating and Corporate Governance Committee
Jane Judd	73	Audit Committee & Designated Financial Expert Compensation Committee
Samuel Liberatore	82	Nominating and Corporate Governance Committee
Amy Zegart	52	Nominating and Corporate Governance Committee (Chair)
Scott Anderson
Scott Anderson has served as a director since March 1997. Mr. Anderson has been President and Chief Executive Officer of NE Wireless Networks, LLC, a wireless telecommunications provider in Maine, since September 2013. Mr. Anderson has been a principal of Cedar Grove Partners, LLC, an investment partnership, since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm, since 1998. Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group, from 1986 until 1997. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. More recently, Mr. Anderson served on the board of directors and was Audit Committee Chairman of SunCom Wireless Holdings, Inc. until its acquisition by T‑Mobile USA, Inc. in February 2008. In addition, Mr. Anderson served on other public company boards prior to 2002. Mr. Anderson was also a director of TC Global, Inc., a public company registrant, from July 2010 to November 2013. He currently serves on the board of directors of several private companies, including NE Wireless Networks, LLC, Globys, Inc., PowerLight, Inc., and Anvil Corp., all private companies; and is the Chairman of the board of directors of Opanga, Inc. and NE Wireless Networks, LLC and serves as an advisor to the board of directors of Tupl, Inc., both of which are also private companies. Mr. Anderson received a bachelor’s degree in History from the University of Washington, magna cum laude, and a law degree from the University of Washington Law School, with highest honors. Mr. Anderson’s formal legal training, extensive experience in mergers and acquisitions, experience with litigation matters, and experience on public company boards and audit committees provide important resources in his service on our Board and in his capacity as the chairman of our Audit Committee. Mr. Anderson holds a Top Secret National Security Clearance.

Eric DeMarco
Eric DeMarco joined Kratos in November 2003 as President and Chief Operating Officer. Mr. DeMarco was appointed as a director and assumed the role of Chief Executive Officer effective April 1, 2004. Prior to joining the Company, Mr. DeMarco served as President and Chief Operating Officer of The Titan Corporation ("Titan"), then a NYSE-listed corporation, prior to its acquisition by L-3 Communications. Prior to his being named President and Chief Operating Officer, Mr. DeMarco served as Executive Vice President and Chief Financial Officer of Titan. Prior to joining Titan, Mr. DeMarco served in a variety of public accounting positions primarily focusing on large multi-national corporations and publicly traded companies. Mr. DeMarco received a bachelor's degree in Business Administration and Finance, summa cum laude, from the University of New Hampshire. Under Mr. DeMarco, we successfully transitioned from a wireless communications company to a national defense and homeland security product solutions business through both organic growth and strategic acquisitions. Mr. DeMarco's in-depth knowledge of our business and operations, his experience in the defense contracting industry, and his experience with publicly traded companies position him well to serve as our Chief Executive Officer and a member of our Board. Mr. DeMarco holds a Top Secret National Security Clearance.
William Hoglund
William Hoglund has served as a director since February 2001 and Chairman of the Board since June 2009. Mr. Hoglund has been an owner of SAFE Boats International, a leading manufacturer of vessels for military, law enforcement, and commercial purposes, since 2000, and served as a director of SAFE Boats International from 2000 to 2019. From 1994 to 2000, Mr. Hoglund served as Vice President and Chief Financial Officer of Eagle River, LLC, a private investment company. During his tenure at Eagle River, Mr. Hoglund served as a director of Nextel Communications, Inc. and Nextlink Communications, Inc. From 1977 to 1994, Mr. Hoglund worked for J.P. Morgan & Co. and several of its subsidiaries. Mr. Hoglund held a variety of positions in J.P. Morgan's commercial and investment banking operations. Mr. Hoglund received a bachelor's degree in Management Science and German Literature, cum laude, from Duke University and a master in business administration from the University of Chicago. Mr. Hoglund's financial experience and expertise in both the public and private marketplace make him well suited for his role as a member of the Audit Committee. He also brings significant experience in the defense contracting industry. He has served on various independent committees of the Board, has taken an active leadership role, and is well qualified to serve as the Chairman of the Board. Mr. Hoglund holds a Top Secret National Security Clearance.
Scot Jarvis
Scot Jarvis has served as a director since February 1997. Mr. Jarvis co‑founded Cedar Grove Partners, LLC in 1997, an investment and consulting/advisory partnership with a focus on wireless communications investments. Prior to co‑founding Cedar Grove, Mr. Jarvis served as a senior executive of Eagle River, Inc., an investment firm owned by Craig McCaw. While at Eagle River he founded Nextlink Communications on behalf of McCaw and served on its board of directors. He has also served on the board of directors of Nextel Communications, NextG Networks, Inc., Leap Wireless, and Rootmetrics, Inc. From 1985 to 1994, Mr. Jarvis served in several executive capacities at McCaw Cellular Communications until it was sold to AT&T. Mr. Jarvis served on the board of directors of Vitesse Semiconductor from 2012 until its acquisition by Microsemi Corporation in April 2015. Mr. Jarvis currently serves on the board of directors of Airspan Networks (since 2011), MobiTV (since 2013), Spectrum Effect (since February 2018), and Slingshot Sports (since 1999). Mr. Jarvis is a venture partner with Oak Investment Partners, a multi‑stage venture capital firm. Mr. Jarvis holds a bachelor’s degree in Business Administration from the University of Washington. Mr. Jarvis has extensive experience with mergers and acquisitions transactions, which has been of particular significance to the Board during the Company’s pursuit of growth strategies through mergers and acquisitions. Mr. Jarvis holds a Top Secret National Security Clearance.
Jane Judd
Jane Judd has served as a director since January 2011. Prior to her retirement in 2006, Ms. Judd served as Senior Vice President, Chief Financial Officer, and a member of the board of directors of Telisimo International, a communications company, from May 1996 to November 2006. Prior to that, Ms. Judd was Vice President and Corporate Controller of The Titan Corporation from April 1986 to May 1996. Titan was a publicly traded major national defense services and solutions provider before its acquisition by L-3 Communications in 2005. Ms. Judd is a Certified Public Accountant, and she received a bachelor's degree from the University of Utah in 1976. Ms. Judd brings financial experience and expertise to the Board with her background in public accounting and financial leadership roles, which includes experience in the defense services industry. With these skills, Ms. Judd is well qualified to serve as the designated audit committee financial expert for our Board. Ms. Judd holds a Top Secret National Security Clearance.
Samuel Liberatore
Samuel Liberatore has served as a director since January 2009. Prior to that time, Mr. Liberatore was the Chief Operating Officer for Madison Research Corporation, building it from approximately $3 million in annual revenues to $64 million, until its acquisition by Kratos in 2006, and was President of Kratos' Weapon Systems Solutions (Madison Research) division until he retired in December 2008. Beginning in July 1994 and until June 2001, Mr. Liberatore served as Program Manager and lead engineer in support of the PAC-3 missile program for Madison Research Corporation. From 1989 to 1994, he served as Director of Ballistic Missile Defense of BDM International. Mr. Liberatore served for 30 years in the U.S. Army, where he held a variety of positions related to weapon system operations, research, development and acquisition before retiring as a Colonel in 1989. He holds a bachelor's degree in Mathematics from Loyola College, Baltimore and a master's degree in Guided Missile Engineering from the University of Texas, El Paso. In addition to normal operational and command assignments, Mr. Liberatore was the Project Manager for the HAWK missile system and Chief of Missiles and Air Defense Systems at Headquarters Department of the Army for the research, development and acquisition of all U.S. Army missile and air defense systems. Mr. Liberatore brings to the Board prior experience as a military officer, extensive experience and expertise working in the missile defense industry, and recent experience working in the defense contracting industry. Mr. Liberatore holds a Top Secret National Security Clearance.
Amy Zegart
Amy Zegart has served as a director since September 2014. Ms. Zegart is the Davies Family Senior Fellow at the Hoover Institution, a professor of political science (by courtesy) at Stanford University, and a senior fellow at the Center for International Security and Cooperation, Freeman Spogli Institute for International Studies, Stanford University. Since January 2019, Ms. Zegart has served as a director, Audit Committee member, and Contracts Committee member for the board of The Capital Group (American Funds), a private company. Until 2011, she served as professor of public policy at UCLA’s Luskin School of Public Affairs. An award‑ winning author, Ms. Zegart’s research examines the organizational challenges of American national security agencies, U.S. foreign policy, cybersecurity, and global political risk. For several years, she has co-taught a Stanford MBA course with Condoleezza Rice about how business leaders can manage political risk. Their co-authored book on the subject, Political Risk, was published in May 2018. Ms. Zegart served on the Clinton administration’s National Security Council staff and as a foreign policy adviser to the Bush‑Cheney 2000 presidential campaign. She has testified before the Senate Intelligence Committee, provided training to the U.S. Marine Corps, and advised officials on intelligence and homeland security matters. From 2009 to 2011, she served on the National Academies of Science Panel to Improve Intelligence Analysis. She has served on the FBI Intelligence Analysts Association National Advisory Board, the Los Angeles Police Department’s Counter‑Terrorism and Community Police Advisory Board, and the Secretary of Energy Advisory Board Task Force on Nuclear Nonproliferation. She is a lifetime member of the Council on Foreign Relations. Prior to her academic career, she was a management consultant at McKinsey & Company. A former Fulbright scholar, Ms. Zegart received an A.B. in East Asian studies magna cum laude from Harvard University and an M.A. and Ph.D. in political science from Stanford University. Ms. Zegart brings significant knowledge on national and international security issues to the Board. Ms. Zegart holds a Top Secret National Security Clearance.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected Deloitte & Touche LLP ("Deloitte") as our independent registered public accounting firm for the fiscal year ending December 27, 2020. Deloitte was appointed as our independent registered public accounting firm in June 2013. Representatives of Deloitte are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.
Stockholder ratification of the selection of Deloitte as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders' best interests.
Audit and Other Fees
As part of its duties, the Audit Committee considers whether the provision of services, other than audit services, during the fiscal year ended December 29, 2019 by the Company's independent registered public accounting firm is compatible with maintaining their independence.
The following table sets forth the aggregate fees for services provided to us by Deloitte for the fiscal years ended December 30, 2018 and December 29, 2019. All fees described below were approved by the Audit Committee.

	Fiscal 2018	Fiscal 2019
Audit Fees(1)	$1,757,819	$1,888,078
Audit-Related Fees(2)	15,274	—
Tax Fees(3)	196,433	234,263
All Other Fees(4)	65,900	—
TOTAL	$2,035,426	$2,122,341
_______________________________________________________________________________

(1)
Audit Fees consist of fees billed and expected to be billed for professional services rendered for the integrated audit of Kratos' consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports, services related to compliance with the provisions of the Sarbanes-Oxley Act, Section 404, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees consist of fees billed and expected to be billed for professional services rendered by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported above as Audit Fees. The 2018 amount includes $15,274 related to services to review the Company's responses to an SEC comment letter.

(3)	Tax Fees consist of fees billed and expected to be billed related to the review of our tax accruals and tax returns.

(4)
All Other Fees consist of advisory fees billed and expected to be billed by Deloitte. For 2018 these fees related to business research and assistance pertaining to potential operations in new foreign markets.

Audit Committee Pre-Approval Policy
The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre- approval is detailed as to the particular service or category of services. The Audit Committee has delegated pre-approval authority to the Audit Committee Chairperson. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. Since June 2013, each new engagement of Deloitte has been approved in advance by the Audit Committee. All of the services of Deloitte for 2018 and 2019 described above were approved in advance by the Audit Committee.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 27, 2020.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE KRATOS DEFENSE & SECURITY SOLUTIONS, INC.
2014 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF
SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 4,700,000 SHARES
At the Annual Meeting, our stockholders will be asked to approve an amendment to the Kratos Defense & Security Systems, Inc. 2014 Equity Incentive Plan to increase the maximum number of shares of common stock that may be issued under the 2014 Plan by 4,700,000 shares.
We currently maintain the 2014 Plan to grant restricted stock units and other stock awards in order to provide long-term incentives to our employees, directors and consultants. Our stockholders approved the 2014 Plan at the 2014 Annual Meeting as the successor to the Kratos Defense & Security Solutions, Inc. 2011 Equity Incentive Plan, the Kratos Defense & Security Solutions, Inc. Amended and Restated 2005 Equity Incentive Plan, the Kratos Defense & Security Solutions, Inc. 2000 Nonstatutory Stock Option Plan, the Kratos Defense & Security Solutions, Inc. 1999 Equity Incentive Plan, the Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, the Amended and Restated Herley Industries, Inc. 2010 Stock Plan, the Herley Industries, Inc. 2003 Stock Option Plan, the Henry Bros. Electronics, Inc. 2007 Stock Option Plan, the Henry Bros. Electronics, Inc. 2006 Stock Option Plan, the Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan, the 2000 Digital Fusion, Inc. Stock Option Plan, the 1999 Digital Fusion, Inc. Stock Option Plan, and the 1998 Digital Fusion, Inc. Stock Option Plan (collectively, the “Prior Plans”).
Any shares subject to outstanding stock awards granted under the Prior Plans or granted outside of a Prior Plan that, at any time after March 27, 2014, (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, canceled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (collectively, the “Returning Shares”) are immediately added to the share reserve of the 2014 Plan and become available for issuance pursuant to stock awards granted under the 2014 Plan.
Our stockholders previously authorized us to issue up to 4,050,000 shares under the 2014 Plan plus the number of Returning Shares under the 2014 Plan (subject to adjustment upon certain changes in the capital structure). As of April 6, 2020, 662,513 shares remain available for grant under the 2014 Plan, plus potential Returning Shares. If our stockholders approve this proposal, we will have approximately 5,362,513 shares (plus potential Returning Shares) available to grant under the 2014 Plan, which we anticipate will cover equity grants for the next five years, based on the current headcount of the Company, our Compensation Committee’s compensation philosophy, the Company’s anticipated burn rate, and industry standards.
We are asking our stockholders to approve the increase to the 2014 Plan so that we can continue to use the 2014 Plan to attract and encourage the continued employment and service of, and maximum efforts by, officers, employees and other individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in our Company, operations and future success. Since 2007, we have pursued this goal primarily through the grant of RSUs. We believe that in our heavily human‑capital intensive business, RSUs are an important factor in hiring and retaining talented personnel. The Company’s equity awards provide long‑term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders. If our stockholders do not approve the amendment of the 2014 Plan, the Company strongly believes that it will be unable to successfully use equity as part of its compensation program, as most of its competitors in the industry do, putting the Company at a significant disadvantage and compromising its ability to enhance stockholder value. Therefore, we believe the approval of this request is in the best interest of our stockholders and our Company.

Approval of the amendment of the 2014 Plan requires the affirmative vote of the holders of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.
Description of the 2014 Plan
The material features of the 2014 Plan are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2014 Plan, as proposed to be amended, a copy of which has been included as Annex B to the electronic version of this proxy statement filed with the SEC. Stockholders are urged to read the actual text of the 2014 Plan in its entirety.
Types of Awards
The terms of the 2014 Plan provide for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards, and other stock awards that may be settled in cash, stock, or other property.
Shares Available for Awards
If this proposal is approved, the aggregate number of shares of our common stock that may be issued pursuant to stock awards under the 2014 Plan will not exceed 8,750,000 shares plus the number of Returning Shares, which could potentially include up to 748,042 shares previously awarded and outstanding under the Prior Plans.
If a stock award under the 2014 Plan or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such stock award having been issued or (ii) is settled in cash (i.e., the participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of common stock that may be available for issuance under the 2014 Plan. If any shares of common stock issued pursuant to a stock award under the 2014 Plan are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the 2014 Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a stock award or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2014 Plan.
As of April 6, 2020, stock options to purchase approximately 129,917 shares were outstanding under all plans and awards other than stock options covering an aggregate of 5,637,078 shares were outstanding under all plans. The weighted‑average exercise price of all stock options outstanding under all plans as of April 6, 2020 was $4.98, and the weighted‑average remaining term of such stock options was 2.75 years. As of April 6, 2020, the closing price of our common stock as reported on the NASDAQ Global Market was $14.14 per share and a total of 106,960,828 shares of our common stock were outstanding.
Eligibility
All of our employees, non‑employee directors and consultants are eligible to participate in the 2014 Plan and may receive all types of awards, provided that incentive stock options may be granted under the 2014 Plan only to our employees (including officers) and employees of our affiliates. As of April 6, 2020, we had approximately 3,000 employees, six non‑employee directors, and 22 consultants.
Administration
The 2014 Plan is administered by our Board, which may in turn delegate authority to administer the 2014 Plan to a committee. Our Board has delegated concurrent authority to administer the 2014 Plan to the Compensation Committee but may, at any time, revert in itself some or all of the power previously delegated to the Compensation Committee. Each of the Board and the Compensation Committee are considered to be the “Plan Administrator” for purposes of this proposal. Subject to the terms of the 2014 Plan, the Plan Administrator may determine the recipients, numbers and types of awards to be granted, and terms and conditions of the awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise price of stock options and stock appreciation rights granted under the 2014 Plan.
The Plan Administrator may also delegate to one or more of our officers the authority to designate employees who are not officers to be recipients of certain stock awards and the number of shares subject to such stock awards, provided that such delegation must specify the total number of shares of our common stock that may be subject to the stock awards granted by such officer and such officer may not grant a stock award to himself or herself.
Repricing; Cancellation and Re‑Grant of Stock Awards
Under the 2014 Plan, the Plan Administrator does not have the authority to reprice any outstanding stock option or stock appreciation right by reducing the exercise, purchase or strike price of the stock option or stock appreciation right without obtaining the approval of our stockholders within 12 months prior to the repricing event.
Stock Options
Stock options may be granted under the 2014 Plan pursuant to stock option agreements. The 2014 Plan permits the grant of stock options that qualify as incentive stock options “ISOs” and nonstatutory stock options “NSOs.” Individual stock option agreements may be more restrictive as to any or all of the permissible terms described in this section.
The exercise price of NSOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant. The exercise price of ISOs may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “Limitations” below), may not be less than 110% of such fair market value. Notwithstanding the foregoing, a stock option may be granted with an exercise price lower than 100% of the fair market value of the common stock subject to the stock option on the date of grant if such award is granted pursuant to an assumption of or substitution for another option pursuant to a corporate transaction (as defined in the 2014 Plan and described below) and in a manner consistent the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
The term of stock options granted under the 2014 Plan may not exceed 10 years. Except as explicitly provided otherwise in an option holder’s stock option agreement, stock options granted under the 2014 Plan generally terminate three months after termination of the option holder’s service unless (i) termination is due to the option holder’s disability, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the termination of service) at any time within 12 months following termination; (ii) the option holder dies before the option holder’s service has terminated, or within the period (if any) specified in the stock option agreement after termination of service for a reason other than death, in which case the stock option may be exercised (to the extent the stock option was exercisable at the time of the option holder’s death) within 18 months following the option holder’s death by the person or persons to whom the rights to such stock option have passed; (iii) the option holder is terminated for cause, in which case the stock option will cease to be exercisable immediately upon the option holder’s termination, or (iv) the stock option by its terms specifically provides otherwise. A stock option term may be extended in the event that exercise of the stock option following termination of service is prohibited by applicable securities laws or if the sale of stock received upon exercise of a stock option would violate our insider trading policy. In no event may a stock option be exercised after its original expiration date.
Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2014 Plan will be determined by the Plan Administrator and may include (i) cash, check, bank draft or money order made payable to us, (ii) payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board, (iii) common stock previously owned by the option holder, (iv) a net exercise feature (for NSOs only), or (v) other legal consideration approved by the Plan Administrator.
Stock options granted under the 2014 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2014 Plan may be subject to different vesting schedules as the Plan Administrator may determine. The Plan Administrator also has flexibility to provide for accelerated vesting of stock options in certain events.
Generally, an option holder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, an option holder may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may exercise the stock option following the option holder’s death.
Limitations on Incentive Stock Options
The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an option holder during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit are treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of the stock subject to the ISO on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of ISOs granted under the 2014 Plan is 3,200,000 shares.
Restricted Stock Awards
Restricted stock awards may be granted under the 2014 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for cash, check, bank draft or money order payable to us, the recipient’s services performed for us or an affiliate of ours, or any other form of legal consideration acceptable to the Plan Administrator. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. Except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.
Restricted Stock Unit Awards
Restricted stock unit awards may be granted under the 2014 Plan pursuant to restricted stock unit award agreements. Payment of any purchase price may be made in any legal form acceptable to the Plan Administrator. We will settle a payment due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights
Stock appreciation rights may be granted under the 2014 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. Notwithstanding the foregoing, a stock appreciation right may be granted with a strike price lower than 100% of the fair market value of the common stock subject to the stock appreciation right at the time of grant if such award is granted pursuant to an assumption of or substitution for another stock appreciation right pursuant to a corporate transaction (as defined in the 2014 Plan and described below) and in a manner consistent the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.
The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock, in cash, in a combination of cash and stock, or in any other form of legal consideration approved by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination and restrictions on transfer as stock options under the 2014 Plan.
Performance Awards
The 2014 Plan allows us to grant cash and stock based performance awards. Performance awards may be granted, vest or be exercised based upon the attainment during a specified period of time of specified performance goals. Performance goals under the 2014 Plan will be based on performance measures selected by the Board. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Board.
In establishing a performance goal, the Board may provide that performance will be appropriately adjusted as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non‑U.S. dollar denominated performance goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Board retains the discretion to reduce, adjust, or eliminate the compensation or economic benefit due upon attainment of performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.
Other Stock Awards
Other forms of stock awards valued in whole or in part with reference to our common stock may be granted either alone or in addition to other stock awards under the 2014 Plan. The Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator.
Transferability of Stock Awards
Generally, the holder of a stock award may not transfer the stock award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, the holder of a stock award may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may receive the underlying stock following such holder’s death.

Clawback/Recovery
Stock awards granted under the 2014 Plan will be subject to recoupment in accordance with any clawback policy we may be required to adopt pursuant to applicable law and listing requirements. In addition, the Board may impose such other clawback, recovery or recoupment provisions in any stock award agreement as it determines necessary or appropriate.
Changes to Capital Structure
In the event of certain capitalization adjustments, the Plan Administrator will appropriately adjust: (i) the class(es) and maximum number of securities subject to the 2014 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any non‑employee director; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.
Corporate Transactions; Change in Control
In the event of a corporate transaction (as defined in the 2014 Plan and described below) or change in control (as defined in the 2014 Plan and described below), unless otherwise provided in an award agreement, outstanding stock awards under the 2014 Plan may be assumed, continued, or substituted by the surviving or acquiring corporation (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue, or substitute such stock awards, then (i) any such stock awards that are held by participants whose continuous service has not terminated immediately prior to the effective time of the corporate transaction or change in control will become fully vested and exercisable, and such stock awards will be terminated if not exercised prior to the effective date of the corporate transaction or change in control and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse, and (ii) all other stock awards will be terminated if not exercised on or prior to the effective date of the corporate transaction or change in control, provided that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised. If a stock award will terminate if not exercised on or prior to the effective date of the corporate transaction or change in control, the Board has the discretion to provide that the holder of any stock award not exercised prior to the effective date will receive a payment in exchange for the stock award. The Board is not obligated to treat all stock awards or portions of stock awards in the same manner. The Board may take different actions with respect to the vested and unvested portions of a stock award.
Under the 2014 Plan, a stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the stock award agreement or other written agreement with the participant, but in the absence of such provision, no such acceleration will occur.
For purposes of the 2014 Plan, a corporate transaction generally means the consummation of (i) a sale or other disposition of all or substantially all of our consolidated assets, (ii) a sale or other disposition of at least 90% of our outstanding securities, (iii) a merger, consolidation or similar transaction following which we are not the surviving corporation, or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.
For purposes of the 2014 Plan, a change in control generally means (i) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity; (iii) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our consolidated assets; or (iv) when a majority of our Board becomes comprised of individuals whose nomination, appointment, or election was not approved by a majority of the Board or their approved successors.

Plan Amendments and Termination
Our Board will have the authority to amend or terminate the 2014 Plan at any time. However, except as otherwise provided in the 2014 Plan, no amendment or termination of the 2014 Plan may materially impair any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the 2014 Plan as required by applicable law and listing requirements. No ISOs may be granted under the 2014 Plan after the tenth anniversary of the earlier of the date the 2014 Plan was adopted by the Board or approved by our stockholders.
U.S. Federal Income Tax Consequences
The information set forth below is a brief summary of certain of the U.S. federal income tax consequences to a recipient under the 2014 Plan. It does not purport to be a complete discussion of all federal tax consequences, nor does it address any state, local or foreign tax considerations. The information is based upon current federal income tax rules and therefore is subject to change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult his or her tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2014 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of our tax reporting obligations.
Nonstatutory Stock Options
Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an option holder will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date of exercise over the exercise price. If the option holder is employed by us or one of our affiliates, that income will be subject to withholding taxes. The option holder’s tax basis in the acquired shares will be equal to their fair market value on the date of exercise of the stock option, and the option holder’s capital gain holding period for those shares will begin on that date. On a disposition of the acquired shares, any additional gain or loss generally will be taxed to the option holder as either short‑term or long‑term capital gain or loss depending on how long the shares were held.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the option holder.
Incentive Stock Options
The 2014 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an option holder generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the option holder holds a share received on exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long‑term capital gain or loss.
If, however, an option holder disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the option holder generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the option holder will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short‑term or long‑term capital gain, depending on whether the holding period for the share exceeds one year.
We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the option holder, subject to certain requirements under the Code.
Restricted Stock Awards
A recipient of restricted stock normally will recognize ordinary income when the restrictions on the restricted stock lapse (i.e., at the time the restricted shares are no longer subject to a substantial risk of forfeiture or become transferable, whichever occurs first), which will be equal to the excess, if any, of the fair market value of the stock on such date over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. On a disposition of the acquired shares, any additional gain or loss should be eligible for short‑term or long‑term capital gain or loss tax treatment depending on how long the shares were held after the ordinary income was recognized.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Restricted Stock Unit Awards
Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock unit is settled equal to the excess, if any, of any cash received and the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units otherwise comply with or qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered. Any gain or loss recognized upon a later disposition of any shares received would be capital gain or loss.
Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.
Stock Appreciation Rights
Under the 2014 Plan, we may grant stock appreciation rights separate from any other award or in tandem with other awards under the 2014 Plan.

In general, no taxable income is reportable when a stock appreciation right is granted to a recipient. Upon exercise, the recipient generally will recognize ordinary income in an amount equal to the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of such shares would be capital gain or loss. Subject to certain requirements under the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 2014 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES THAT MAY BE ISSUED UNDER THE PLAN BY 4,700,000 SHARES.

PROPOSAL NO. 4
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS
At the 2020 Annual Meeting, our stockholders will be asked to provide an advisory vote relating to the compensation of our named executive officers during fiscal year 2019. The Compensation Committee sets target direct compensation at a level commensurate with the executives' and the Company's performance relative to our Compensation Peer Group (as defined below) utilizing individual and market measures. In addition, the Compensation Committee has determined that a significant portion of our executives' compensation should be provided in the form of variable, performance-based compensation that directly links our executives' compensation to the Company's long-term performance.
The Company's strategy is to continue to grow our business as a proprietary systems, products, solutions and intellectual property based national security company. The Company’s core businesses are Space and Satellite Communications, Microwave Electronics, Unmanned Systems, Missile Defense, Training Solutions, Rocket Systems, C5ISR, and Turbine Technologies. A key element of the Company's differentiated strategy is our demonstrated ability to rapidly develop, demonstrate and field high technology offerings at an affordable cost. The Board and the Compensation Committee believe that our executive compensation programs have played an important role in the Company's progress in achieving its key strategic goals as well as its ability to drive strong financial results and attract and retain a highly experienced, successful team to manage our Company.
Our Compensation Committee believes that our executive compensation programs are structured in an effective manner to support the Company, our stated strategy and our business objectives.

•
Our compensation programs are substantially tied to our key business and strategic objectives and the interests of our stockholders. If the value we deliver to our stockholders declines, so does a primary element of the compensation we deliver to our executives.

•	We maintain a very high level of corporate governance over our executive pay programs.

•
We closely monitor the compensation programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our compensation programs are within the norm of a range of market practices.

•
Our Compensation Committee, Chairman, Chief Executive Officer, and Human Resources Department engage in a rigorous talent review process annually to address succession and executive development for our Chief Executive Officer and other key executives.

These compensation practices allow the Company to achieve the following objectives:

•
align executive compensation with our stockholders' interests by placing a significant amount of compensation "at risk" and requiring that a significant portion of our Chief Executive Officer's and other executive management's equity grants vest in a manner that is directly tied to the Company's financial performance and growth;

•	incentivize individual performance achievements;

•	attract, motivate and retain highly qualified executives; and

•	create incentives that drive the entire executive management team to achieve challenging corporate goals that drive superior long-term performance.
As a result of the multi-pronged efforts to gather feedback from key stockholders regarding our executive compensation that management and the Compensation Committee have undertaken since 2012, our Compensation Committee has taken several actions to align pay with performance and align the interests of our executives and the Company's stockholders. At the 2019 Annual Meeting, we asked our stockholders to approve, on an advisory basis, the compensation paid to our named executive officers during fiscal year 2018. Our stockholders indicated approval of the compensation of our named executive officers, with 89.39% of the votes cast in favor of the advisory vote to approve named executive officer compensation. The Compensation Committee and our management continued to gather feedback from key stockholders regarding our executive compensation and continued to develop a compensation structure that more closely aligns pay with performance and aligns the interests of our executives with our stockholders. Based on the stockholder approval of the 2018 executive compensation, our Compensation Committee employed many of the same principles in developing our compensation programs for 2019.
In establishing the 2019 executive compensation program, our Compensation Committee considered the achievements made by the Company in 2018, including the continued growth trajectory of its unmanned business after reaching a critical inflection that occurred in 2016 regarding Kratos' long-term strategic unmanned tactical drone system initiative. The Company has invested over $120 million in its Unmanned Aerial Systems ("UAS") business from 2012 through 2019, including internal research and development, non-recurring engineering, capital expenditures and contract development costs related to new high performance UAS platforms. The Company’s Adjusted EBITDA (as that term is defined in Annex A of this Proxy Statement) and cash flows have been adversely impacted by these investments throughout these periods, especially when combined with the challenging DoD budgetary environment which adversely impacted the industry as a result of the BCA. In 2016, the Company was successfully awarded all major procurements that the Company had pursued in the high performance unmanned aerial system area, and throughout 2017 and 2018 the Company was awarded additional tactical UAV contract awards and was on schedule from a contractual, programmatic and technical stand point on each of its tactical drone programs. As the Company looked towards fiscal year 2019, Company management and the Board recognized that it was critical to continue the significant momentum and first to market advantage the Company had realized in the unmanned aerial drone system business area and to focus on the Company’s longer term growth prospects and opportunities for margin expansion and cash flow generation. Certain of the notable accomplishments that the Company's executive management team was able to successfully achieve in 2018 and 2019 were the following:

•
Generated significant stockholder value through all of the efforts and initiatives noted herein, and as represented by the 43.1%, 29.8% and 30.8% increase in the Company's total stockholder returns or stock price from 2016 to 2017, from 2017 to 2018, and from 2018 to 2019, respectively.

•
The Company’s operating and financial metrics continued to improve and increase in 2018 and 2019. For instance, the Company organically grew revenues 2.4% from $603.3 million in 2017 to $618.0 million in 2018 and increased Adjusted EBITDA 27.4% from $47.5 million in 2017 to $60.5 million in 2018. The trajectory continued in 2019, with revenue increasing 16.1% to $717.5 million and Adjusted EBITDA increasing 27.8% to $77.3 million. Excluding the impact of the Company’s legacy government services business which the Company de-emphasized in 2012, and whose revenues declined $17.1 million in 2018 from $76.7 million in 2017 to $59.6 million in 2018, the Company’s revenues increased 6.0% organically in 2018. Excluding the impact of the recently acquired Florida Turbine Technologies (“FTT”) acquisition, revenues grew organically $47.0 million, or 7.6%, from 2018 to 2019. As a result of management’s focus on expanding operating margins by reducing costs and selectively bidding on projects at the expense of potentially reducing revenues, and due to the transition from development to production phase on certain programs in the Company’s Unmanned Systems business, operating income increased 354.2% from an operating loss of $12.0 million in 2017 to operating income of $30.5 million in 2018. The trajectory continued in 2019, with growth in operating income of 24.6% from $30.5 million in 2018 to $38.0 million in 2019. Cash flow from operations improved $45.0 million from a use of $26.9 million in 2017 to a cash generation from operations of $18.1 million in 2018, and further improved to cash generation from operations of $28.9 million in 2019.

◦	For 2019, the Company reported bookings of $718.7 million and a book-to-bill ratio of 1.0 to 1.0.

◦
The Company has continued to enhance its capital structure and liquidity with cash on the balance sheet at December 29, 2019 of $172.6 million, with net leverage of 1.6 to 1, down from 1.8 to 1 at the end of 2018. The continued improvement in net leverage in

2019 was primarily driven by the improvement in operating income and Adjusted EBITDA.

◦
As a result of the recapitalization of the Company, Kratos received improved ratings in 2017 from both Moody’s Investor Service and Standard & Poors (S&P), which both increased their credit ratings to “B2” and “B”, respectively. In addition, following the Company’s earnings report of its full year 2018 financial results, S&P upgraded its rating on the Company from “B” to “B+” in March 2019.

•
Realized important progress and momentum in large, new growth and opportunity areas, including unmanned systems, space and satellite communications, missile defense, training solutions and microwave products, including the following:

◦
In 2017, the Company successfully advanced to Phase II of the Gremlins program, awarded by the Defense Advanced Research Projects Agency (“DARPA”), the U.S. Government’s leader in breakthrough technologies for national security, teamed with its partner company, Dynetics. In 2018, as part of the Dynetics led team, the Company was selected for award on Phase III of the Gremlins program to demonstrate safe and reliable launch and aerial recovery of multiple unmanned drone system aircraft, capable of employing and recovering diverse distributed payloads in volley quantities. In January 2020, DARPA and Dynetics announced that the successful first flight of the X-61A Gremlins Air Vehicle was completed on November 23, 2019.

◦
In 2016, the Company was awarded the Air Force Research Laboratory (“AFRL”) Low Cost Attritable Strike Demonstration (“LCASD”) UCAS single-award cost share contract. The LCASD is an approximately 30 foot by 22 foot unmanned strike aerial drone system. During 2019, the Kratos/AFRL team successfully completed three flights for the Valkyrie, or the XQ-58A. In January 2020, the Company completed its fourth demonstration flight.

◦	In 2019, the Kratos XQ-58A Valkyrie was awarded Aviation Week’s Laureate Award for Defense Technology and Innovation.

◦
In 2019, Kratos' XQ-58A Valkyrie was announced by the USAF to be one of the first three Vanguard Programs as part of the SkyBorg Artificial Intelligence Program. A Vanguard program is considered to be a focus area that can deliver revolutionary capabilities, dramatically changing the way the USAF fights and employs airpower. Vanguard programs are expected to rapidly advance emerging weapon systems and war fighting concepts through prototyping and experimentation. With these programs, the Air Force aims to deliver game-changing new operational capabilities that provide warfighters with superior advantages on the battlefield in the next decade.

◦
In 2019, Kratos' XQ-58A Valkyrie was announced to be a key participant in the Air Force’s Advanced Battle Management System (ABMS) program, the crucial foundation for enabling multi-domain command and control (MDC2), with the Valkyrie to link to an F-22 and F-35 communication link.

◦
The Company redeveloped its Air Force Subscale Aerial Target BQM-167 into what it believes to be the highest performance unmanned aircraft in the world, the U.S. Navy Sub-Sonic Aerial Target (“SSAT”) Drone BQM-177A, with a single award, sole source low rate initial production contract awarded to Kratos in June 2017 with an initial value of $37 million, and with the first deliveries made in July 2018.

◦
In 2018, delivery of the first production aerial targets was made to the U.S. Navy, and achievement of Initial Operational Capability (“IOC”) was reported by the U.S. Navy in February 2019. In 2019, the Company was awarded a $25.4 million contract for Lot 3 of low rate initial production for 34 BQM-177A aerial targets. To date, the Company has been awarded production orders for 105 BQM-177A aerial targets. We expect the SSAT program to become one of the largest and most important to Kratos.

◦
In 2018, the Company received a single award, sole source $109 million maximum value three-year production contract for Air Force Subscale Aerial Target BQM-167A representing AFSAT Lots 14-16, with $27 million being initially obligated at the time of award for thirty Lot 14 BQM-167A aerial targets and production support, and an additional $31.9 million being obligated for 35 Lot 15 BQM-167A targets in 2019.

◦
In 2018, we received a ten-year, sole source, single award framework contract from QinetiQ UK for Kratos’ MQM-178 Firejet aerial targets, spares, ground support equipment, technical services, and training. In 2018, we were awarded a prime contract for the Aerial Target Systems 2 (ATS-2), Multiple Award Indefinite Delivery Indefinite Quantity (“IDIQ”) Contract with a ceiling value of $93.3 million, and a five-year period of performance.

◦
In 2018, we received a sole source, single award multi-year IDIQ contract from the Swedish Defence Materiel Administration for our MQM-178 Firejet aerial target aircraft and associated ground support equipment, spares, payloads, components, expendables and support services. The first order under the three-year IDIQ contract was received in the first half of 2019. Additionally, there are two three-year exercisable option periods for a total potential contract performance term of nine years.

◦	In 2019, the Company produced its first MQM-178 Firejet target drones at its new production facility in Oklahoma City, OK.
Kratos has made targeted investments in strategic growth focus areas including its microwave products, unmanned systems, space and satellite communications and training systems businesses, each with potential long-term growth prospects.
The Company’s recent major contract awards, including a single award $223 million U.S. Navy contract for short and medium range suborbital flight vehicles (for which Kratos has teamed with Corvid Technologies), a $31.8 million funding award for production Lot 15 for the Air Force Subscale Aerial Target program, a $35.0 million IDIQ contract for Air Force Subscale Aerial Target peculiar spares, $32.0 million in additional task orders awarded on Foreign Military Sales (“FMS”) to support the Royal Saudi Naval Forces, a prime contract award to deliver up to 33 Oriole Rocket motors to a U.S. Government customer, a $17.6 million contract award for new tactical drone system research, development and initial production, a $24 million microwave electronic products contract in support of a missile system program, a C5ISR $50 million single award production contract in support of a National Security Program, a $39 million contract for 24-hour space-based RF signal communication (SSA) services, a $25.4 million contract for Lot 3 for BQM-177A aerial targets, and multiple space and satellite communications awards have continued to allow us to grow the business while maintaining a diverse contract base.
Kratos’ Compensation Committee applied its philosophy of paying for performance and aligning the Company’s strategy, executive management and stockholder interests in several key ways in 2019, including:

•	Maintaining a freeze on 2019 base salaries at 2014 or 2015 compensation levels for our Chief Executive Officer and a majority of our other executive officers.

•
Issuing an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s executive officers to build long‑term equity value and to align the interests of our executive officers with our stockholders’ interests. Performance-based RSUs granted in 2018 and 2019 vest (a) 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% based on the Company’s Adjusted EBITDA growth during a three-year period. Additionally, time‑based RSUs aligned long‑term stockholder and executive interests with five‑year cliff vesting for executive officers and a subsequent five‑year deferral for the Chief Executive Officer.

•	Issuing bonuses in the first quarter of 2020 in recognition of executive management's non-financial and financial achievements in 2019.

•	Continuing its practice of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

•	Maintaining double trigger vesting on all equity awards granted in 2019.

•	Continuing the Company's Anti-Hedging and Anti-Pledging Policy.

•
Maintaining a Stock Ownership Target Guideline of 1.0% of common stock outstanding prior to January 1, 2020 and a target of five times base salary for periods thereafter for the Chief Executive Officer.

•	Maintaining an Incentive Compensation Recoupment Policy for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act.
These efforts are discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 41.
In light of the above and as discussed in the Compensation Discussion and Analysis section of this proxy statement, the Board and the Compensation Committee believe that the compensation of our named executive officers for fiscal year 2019 was appropriate and reasonable, and that our compensation policies and procedures are sound and in the best interests of the Company and its stockholders. Additionally, the Board and the Compensation Committee believe that our compensation policies and procedures are effective in achieving the Company's goals of rewarding sustained financial and operating performance and leadership excellence, aligning the executives' long-term interests with those of our stockholders and motivating our executives to remain with the Company for long and productive careers.
Therefore, our Board and Compensation Committee are again seeking input from our stockholders through this advisory vote to approve the compensation of our named executive officers as described in this proxy statement in the section titled "Compensation Discussion and Analysis" beginning on page 41, in the compensation tables beginning on page 59, and in any related narrative discussion contained in this proxy statement.
Accordingly, the following resolution will be submitted for a stockholder vote at the Annual Meeting:
"RESOLVED, that the stockholders of Kratos Defense & Security Solutions, Inc. approve, on an advisory and non-binding basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement."
While this stockholder vote on executive compensation is merely advisory and will not be binding upon us, our Board or our Compensation Committee, we value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. The next non-binding advisory vote to approve the compensation of our named executive officers will occur at the 2021 Annual Meeting of Stockholders.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

REPORT OF THE AUDIT COMMITTEE
As more fully described in its charter, the Audit Committee oversees our financial reporting process and internal control structure on behalf of our Board. Management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. The Company's independent registered public accounting firm is responsible for performing an audit of our annual consolidated financial statements in accordance with generally accepted accounting principles and for issuing a report on those statements and expressing an opinion on the conformity of these audited financial statements. The Audit Committee met seven times during 2019 and met regularly with our independent and internal auditors, both privately and with management present.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2019. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee is responsible for the engagement of the independent auditors and has appointed Deloitte to serve in that capacity since June 2013. In connection therewith, the Audit Committee: received written disclosures and the letter from the independent auditors pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and the Audit Committee discussed with the auditors their independence; reviewed periodically the level of fees approved for payment to Deloitte and the pre-approved non-audit services it has provided to us to ensure their compatibility with Deloitte's independence; and reviewed Deloitte's performance, qualifications and quality control procedures.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 for filing with the SEC. The Audit Committee also selected Deloitte as our independent auditor for 2020.

Respectfully submitted,
THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
Scott Anderson, Chairperson William Hoglund Scot Jarvis Jane Judd
        The foregoing Report of the Audit Committee is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") except to the extent we specifically incorporate this report by reference.

EXECUTIVE COMPENSATION
Our Executive Officers
Executive officers are elected by our Board and serve at its discretion. There are no family relationships between any director or executive officer and any other directors or executive officers. Set forth below is information regarding our current executive officers.

Name	Position	Age
Eric DeMarco(1)	Chief Executive Officer and President	56
Deanna Lund	Executive Vice President and Chief Financial Officer	52
Maria Cervantes de Burgreen	Vice President and Corporate Controller	45
Marie Mendoza	Vice President and General Counsel	47
Jonah Adelman	President, Microwave Electronics	69
Phillip Carrai	President, Technology & Training Solutions	58
David Carter	President, Defense & Rocket Support Services	62
Steven Fendley	President, Unmanned Systems	51
Benjamin Goodwin	Senior Vice President, Corporate Development & Government Affairs	79
Thomas Mills	President, Modular Systems	60
Stacey Rock	President, Kratos Turbine Technologies	52
_______________________________________________________________________________

(1)	The biographical information for Eric DeMarco is provided in the section identifying the Director nominees beginning on page 19.
Each executive officer holds office until his or her respective successor has been appointed, or until his or her earlier death, resignation or dismissal. Historically, our Board has designated our executive officers annually at its first meeting following the annual meeting of stockholders.
        Deanna Lund has served as Kratos' Executive Vice President and Chief Financial Officer since April 2004. Prior to joining Kratos, Ms. Lund most recently served as Vice President and Corporate Controller of The Titan Corporation from July 1998 to 2004, then an NYSE-listed corporation, prior to its acquisition by L-3 Communications, and as its Corporate Controller beginning in December 1996. Ms. Lund was also Titan's Corporate Manager of Operations Analysis from 1993 to 1996. Prior to that time, Ms. Lund worked for Arthur Andersen LLP. Ms. Lund received a bachelor's degree in Accounting from San Diego State University, magna cum laude, and is a Certified Public Accountant.
        Maria Cervantes de Burgreen has served as the Company's Vice President, Corporate Controller, and Principal Accounting Officer since May 2016. Ms. Cervantes de Burgreen brings significant accounting, finance, business, and public company experience and skills to the Company. Ms. Cervantes de Burgreen has most recently served as the Company's Director of Internal Audit since May 2012, where she gained a comprehensive knowledge of the Company's businesses and operations, including its financial operations and processes. From 2002 to 2012, Mrs. Cervantes de Burgreen served in numerous positions, including Senior Manager of SOX and DCAA Compliance and Corporate General Accounting Manager for Science Applications International Corporation. Ms. Cervantes de Burgreen is a Certified Public Accountant and worked as a Senior Auditor with the public accounting firm Pricewaterhouse Coopers. Ms. Cervantes de Burgreen earned a bachelor's degree in Business Administration with an emphasis on Accounting from the University of San Diego.
        Marie Mendoza has served as the Company's Vice President and General Counsel since December 2015. Ms. Mendoza previously served as the Company's Senior Corporate Attorney since December 2011. Prior to joining Kratos, Ms. Mendoza was a Partner with the law firm of Burke, Williams & Sorensen, LLP from 2002 to 2006 and then GCR, LLP in San Diego from 2006 to 2011, where she represented public agencies and commercial companies on a variety of matters including contract negotiation and disputes, labor and employment, construction, board governance, commercial leases, trademark infringement and various other matters. Ms. Mendoza received a bachelor's degree in Political Science from the University of California, Los Angeles, cum laude, and her law degree from the University of California, Los Angeles School of Law.
        Jonah Adelman has served as the President of the Company's Microwave Electronics Division since August 2015. Prior to that, Mr. Adelman was the General Manager of the Company's Electronic Products Division's Israel business group from its acquisition in March 2011. Mr. Adelman began his professional career as a Research and Development Microwave Engineer at General Microwave Corporation ("GMC") in Amityville, New York, subsequently moving to Israel where he took part in the establishment of General Microwave Israel, a subsidiary of GMC. Mr. Adelman served as Chief Microwave Engineer, Assistant General Manager, and since 1990 was General Manager of General Microwave Israel, which Kratos acquired in 2011. Mr. Adelman received a bachelor's degree in Mathematics and Physics from Brooklyn College, summa cum laude, and a master's degree in Applied Mathematics from New York University, where he subsequently performed doctoral research in magneto-fluid dynamics. Mr. Adelman is a longtime member of the Institute of Electrical and Electronics Engineers ("IEEE") and in 2008 received a Certificate of Appreciation from the Microwave Chapter of the Israeli IEEE.
             Phillip Carrai has served as President of the Company's Technology & Training Solutions Division since December 2009 and was Executive Vice President of the same division from July 2008 to December 2009. Prior to that, Mr. Carrai served as President of the Information Technology Solutions segment of SYS from October 2006 until SYS's merger with Kratos in June 2008. From 2003 to 2006, Mr. Carrai was the Chief Executive Officer of Ai Metrix, Inc., a telecommunications software company sold to SYS in 2006. He served as Managing Director for the Morino Group and Special Advisor to General Atlantic, Inc. from 2000 to 2003 and was Executive Chairman for Ztango and a board member of Internosis. Mr. Carrai was the Chief Executive Officer of McCabe and Associates, a testing and analysis software company, from 1997 to 2000. From 1989 to 1996, Mr. Carrai held a variety of executive management positions at Legent Corporation, an enterprise software company. Mr. Carrai received his bachelor's degree in Information Science and Accounting from Indiana University of Pennsylvania and his master in business administration from Carnegie Mellon University.
        David Carter has served as President of the Company's Defense & Rocket Support Services Division since December 2009, and he was the Executive Vice President of that division from December 2007 to December 2009. Before its acquisition by Kratos in December 2007, Mr. Carter served as Vice President of Haverstick/DTI Military Services Division since January 2004, where he was responsible for managing the division's technical, financial and business development operations. Mr. Carter has over forty years of experience both as a member of the U.S. Navy and as a contractor supporting Navy combat weapon systems development, acquisition and life cycle support. Mr. Carter joined Haverstick/DTI in 1989 and for the past thirty years has been responsible for building and managing what is currently the Company’s Defense & Rocket Support Services business. Mr. Carter received his associate's degree from Anne Arundel Community College.
        Steven Fendley has served as President of the Unmanned Systems Division since January 2017. Prior to that, Mr. Fendley served as the Senior Vice President, General Manager/Chief Technology Officer for Composite Engineering, Inc. (“CEi,” now known as Kratos Unmanned Aerial Systems, Inc.), a subsidiary within the Unmanned Systems Division, from March 2016 to January 2017 and as Vice President of Engineering of CEi from February 2014 to March 2016. From August 1999 to January 2017, Mr. Fendley was the President of 5‑D, a small business defense contractor that provides systems and software engineering services and solutions. Since stepping down as President of 5‑D and becoming President of Kratos’ Unmanned Systems Division in January 2017, Mr. Fendley remains with 5‑D as Executive Chairman and a 50% owner. Mr. Fendley has over 20 years of experience in the aerospace industry, with a focus on unmanned systems. Mr. Fendley received his bachelor’s degree in Electrical Engineering from Auburn University.
        Benjamin Goodwin served as President of the Public Safety & Security segment since joining the Company in June 2008 until the segment’s divestiture in June 2018. After the divestiture, Mr. Goodwin remained with the Company, serving as Senior Vice President, Corporate Development & Government

Affairs. Prior to leading the Public Safety & Security segment, Mr. Goodwin served as Senior Vice President of Sales and Marketing and President of the Public Safety, Security and Industrial Products Group of SYS from July 2005 until SYS's merger with Kratos in June 2008. Mr. Goodwin has held a variety of executive management positions in his career. From 2004 to 2005, Mr. Goodwin was Chief Operating Officer and Vice President of Sales for Aonix, a developer of software product solutions for the aerospace, telecommunications, and transportation industries. Mr. Goodwin had previously served as Chief Executive Officer of Aonix from 1996 to 2000. From 2000 to 2002, Mr. Goodwin was Executive Vice President of Sales & Marketing for FinanCenter, a developer of financial decision tools, and Chairman of the Board for Template Graphics Solutions, a provider of 3D graphics tools. From 1976 to 1996, Mr. Goodwin was the President and Chief Operating Officer of Thomson Software Products and President and Chief Executive Officer of SofTech Microsystems. In these capacities, Mr. Goodwin was responsible for the successful completion of an initial public offering, private placements and a merger in addition to significant revenue growth within the companies. Mr. Goodwin has a bachelor's degree in Psychology from Millsaps College.
        Thomas Mills has served as President of Kratos' C5ISR Division, which includes Gichner Systems Group, based near York, PA, since August 2013. Mr. Mills joined Gichner Systems Group, Inc. as President and Chief Executive Officer in 2004 and served in that capacity until Kratos’ acquisition of Gichner in May 2010, where Mr. Mills then served as the head of the Gichner business group within Kratos. Prior to joining Gichner in 2004, Mr. Mills held several senior management positions at various publicly traded and privately held companies. Mr. Mills continues to serve on several boards, including his alma mater’s foundation. Mr. Mills started his career at KPMG and has a bachelor's degree in Accounting from West Chester University.
        Stacey Rock has served as President of Kratos’ Turbine Technologies Division, which is focused on developing and fielding disruptive high performance next generation turbo fans and turbo jets for Kratos’ Unmanned Systems Division UAVs and for tactical missiles and weapons, since February 2019. Prior to that, Mr. Rock served as Senior Vice President of the Weapons & Defense Solutions business unit (from November 2016 to February 2019) and Senior Vice President of the Digital Fusion business unit (from April 2009 to November 2016) within the Company’s Defense Rocket Support Services Division. Mr. Rock joined Kratos in 2008 through the Company’s acquisition of Digital Fusion Solutions, Inc. in 2008. With over 29 years of experience, Mr. Rock has been instrumental in the Company’s hypersonic, high energy laser, and directed energy programs, and in the development of the Company’s tethered drone systems. Mr. Rock is an aerodynamicist by training, and began his career as a research engineer supporting development and testing of transonic, supersonic, and hypersonic weapons systems. Mr. Rock received a bachelor's degree in Aerospace Engineering from Auburn University and a master of science in Aerospace Engineering from North Carolina State University.
Compensation Discussion and Analysis
Overview
The following Compensation Discussion and Analysis ("CD&A") describes and analyzes Kratos' compensation program for its named executive officers. Kratos' named executive officers for fiscal year 2019 include its Chief Executive Officer, its Chief Financial Officer, and its three most highly compensated executive officers (other than the Chief Executive Officer and Chief Financial Officer) who were serving as executive officers at the end of fiscal year 2019. The named executive officers during the last completed fiscal year were Eric DeMarco, President and Chief Executive Officer; Deanna Lund, Executive Vice President and Chief Financial Officer; Jonah Adelman, President of the Microwave Electronics Division; Phillip Carrai, President of the Technology & Training Solutions Division; and Steven Fendley, President of the Unmanned Systems Division. In the CD&A, Mr. DeMarco and Ms. Lund are sometimes referred to as "corporate named executive officers" and Messrs. Adelman, Carrai and Fendley are sometimes referred to as "operational named executive officers."
In this CD&A, we first provide an Executive Summary. Next, we cover Kratos' 2019 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions; Compensation Philosophy and Objectives; and 2019 Compensation Program Decisions. We then discuss the process our Compensation

Committee follows in setting executive compensation, including Benchmarking Our Program Against Peers, Targeted Pay Mix, and Elements of the Executive Compensation Program. Finally, we engage in a detailed discussion and analysis of the Compensation Committee's specific decisions about the compensation of our named executive officers in 2019 and the changes the Compensation Committee made for fiscal year 2019.
Executive Summary
Kratos' Fiscal 2019 Financial Performance and Executive Compensation
In establishing the 2019 executive compensation program, our Compensation Committee considered the achievements made by the Company in 2018, including the continued growth trajectory of its unmanned business after reaching a critical inflection that occurred in 2016 regarding Kratos' long-term strategic unmanned tactical drone system initiative followed by a number of strategic contract awards. The Company has invested over $120 million in its Unmanned Aerial Systems ("UAS") business from 2012 through 2019, including internal research and development, non-recurring engineering, and capital expenditures and contract development costs related to new high performance UAS platforms. The Company’s Adjusted EBITDA and cash flows have been adversely impacted by these investments throughout these periods, especially when combined with the challenging DoD budgetary environment which adversely impacted the industry as a result of the BCA. In 2016, the Company was successfully awarded all major procurements that the Company had pursued in the high performance unmanned aerial system area, and throughout 2017, 2018 and 2019 the Company was awarded additional tactical UAV contract awards and was tracking on schedule from a contractual, programmatic and technical stand point on each of its tactical drone programs. As the Company looked towards fiscal year 2019, Company management and the Board recognized that it was critical to continue the significant momentum and first to market advantage the Company had realized in the unmanned aerial drone system business area and to focus on the Company’s longer term growth prospects and opportunities for margin expansion and cash flow generation. Certain of the notable accomplishments that the Company's executive management team was able to successfully achieve in 2017, 2018 and 2019 were the following:

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Generated significant stockholder value through all of the efforts and initiatives noted herein, and as represented by the 43.1%, 29.8% and 30.8% increase in the Company's total stockholder returns or stock price from 2016 to 2017, from 2017 to 2018 and from 2018 to 2019, respectively.

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The Company’s operating and financial metrics continued to improve and increase in 2018 and 2019. For instance, the Company organically grew revenues 2.4% from $603.3 million in 2017 to $618.0 million in 2018 and increased Adjusted EBITDA 27.4% from $47.5 million in 2017 to $60.5 million in 2018. The trajectory continued in 2019, with revenue increasing 16.1% to $717.5 million and Adjusted EBITDA increasing 27.8% to $77.3 million. Excluding the impact of the Company’s legacy government services business which the Company de-emphasized in 2012, and whose revenues declined $17.1 million in 2018 from $76.7 million in 2017 to $59.6 million in 2018, the Company’s revenues increased 6.0% organically in 2018. Excluding the impact of the recently acquired FTT acquisition, revenues grew organically $47.0 million, or 7.6%, from 2018 to 2019. As a result of management’s focus on expanding operating margins by reducing costs and selectively bidding on projects at the expense of potentially reducing revenues, and due to the transition from development to production phase on certain programs in the Company’s Unmanned Systems business, operating income increased 354.2% from an operating loss of $12.0 million in 2017 to operating income of $30.5 million in 2018. The trajectory continued in 2019, with growth in operating income of 24.6% from $30.5 million in 2018 to $38.0 million in 2019. Cash flow from operations improved $45.0 million from a use of $26.9 million in 2017 to a cash generation from operations of $18.1 million in 2018, and further improved to cash generation from operations of $28.9 million in 2019.

◦	For 2019, the Company reported bookings of $718.7 million and a book-to-bill ratio of 1.0 to 1.0.

◦	The Company has continued to enhance its capital structure and liquidity with cash on the balance sheet at December 29, 2019 of $172.6 million, with net leverage of 1.6 to 1,

down from 1.8 to 1 at the end of 2018. The continued improvement in net leverage in 2019 was primarily driven by the improvement in operating income and Adjusted EBITDA.

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As a result of the recapitalization of the Company, Kratos received improved ratings in 2017 from both Moody’s Investor Service and Standard & Poors (S&P), which both increased their credit ratings to “B2” and “B”, respectively. In addition, following the Company’s earnings report of its full year 2018 financial results, S&P upgraded its rating on the Company from “B” to “B+” in March 2019.

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Realized important progress and momentum in large, new growth and opportunity areas, including unmanned systems, space and satellite communications, missile defense, training solutions and microwave products, including the following:

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In 2017, the Company successfully advanced to Phase II of the Gremlins program, awarded by DARPA, the U.S. Government’s leader in breakthrough technologies for national security, teamed with its partner company, Dynetics. In 2018, as part of the Dynetics led team, the Company was selected for award on Phase III of the Gremlins program to demonstrate safe and reliable launch and aerial recovery of multiple unmanned drone system aircraft, capable of employing and recovering diverse distributed payloads in volley quantities. In January 2020, DARPA and Dynetics announced that the successful first flight of the X-61A Gremlins Air Vehicle was completed on November 23, 2019.

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In 2016, the Company was awarded the AFRL LCASD UCAS single-award cost share contract. The LCASD is an approximately 30 foot by 22 foot unmanned strike aerial drone system. During 2019, the Company announced that the Kratos/AFRL team successfully completed three flights for the Valkyrie, or the XQ-58A. In January 2020, the Company completed its fourth demonstration flight.

◦	In 2019, the Kratos XQ-58A Valkyrie was awarded Aviation Week’s Laureate Award for Defense Technology and Innovation.

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In 2019, Kratos' XQ-58A Valkyrie was announced by the USAF to be one of the first three Vanguard Programs as part of the SkyBorg Artificial Intelligence Program. A Vanguard program is considered to be a focus area that can deliver revolutionary capabilities, dramatically changing the way the USAF fights and employs airpower. Vanguard programs are expected to rapidly advance emerging weapon systems and war fighting concepts through prototyping and experimentation. With these programs, the Air Force aims to deliver game-changing new operational capabilities that provide warfighters with superior advantages on the battlefield in the next decade.

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In 2019, Kratos' XQ-58A Valkyrie was announced to be a key participant in the Air Force’s Advanced Battle Management System (ABMS) program, the crucial foundation for enabling multi-domain command and control (MDC2), with the Valkyrie to link to an F-22 and F-35 communication link.

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The Company redeveloped its Air Force Subscale Aerial Target BQM-167 into what it believes to be the highest performance unmanned aircraft in the world, the U.S. Navy SSAT Drone BQM-177A, with a single award, sole source low rate initial production contract awarded to Kratos in June 2017 with an initial value of $37 million, and with the first deliveries made in July 2018.

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In 2018, delivery of the first production aerial targets was made to the U.S. Navy, and achievement of IOC was reported by the U.S. Navy in February 2019. In 2019, the Company was awarded a $25.4 million contract for Lot 3 of low rate initial production for 34 BQM-177A aerial targets. To date, the Company has been awarded production orders for 105 BQM-177A aerial targets. We expect the SSAT program to become one of the largest and most important to Kratos.

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In 2018, the Company received a single award, sole source $109 million maximum value three-year production contract for Air Force Subscale Aerial Target BQM-167A representing AFSAT Lots 14-16, with $27 million being initially obligated at the time of award for thirty Lot 14 BQM-167A aerial targets and production support, and an additional $31.9 million being obligated for 35 Lot 15 BQM-167A targets in 2019.

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In 2018, we received a ten-year, sole source, single award framework contract from QinetiQ UK for Kratos’ MQM-178 Firejet aerial targets, spares, ground support equipment, technical services, and training. In 2018, we were awarded a prime contract for the Aerial Target Systems 2 (ATS-2), Multiple Award IDIQ Contract with a ceiling value of $93.3 million, and a five-year period of performance.

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In 2018, we received a sole source, single award multi-year IDIQ contract from the Swedish Defence Materiel Administration for our MQM-178 Firejet aerial target aircraft and associated ground support equipment, spares, payloads, components, expendables and support services. The first order under the three-year IDIQ contract was received in the first half of 2019. Additionally, there are two three-year exercisable option periods for a total potential contract performance term of nine years.

◦	In 2019, the Company produced its first MQM-178 Firejet target drones at its new production facility in Oklahoma City, OK.
The Company's Board and Compensation Committee take into consideration the performance of our management team, the Company and the execution of the Company's strategy as approved by the Board, among other factors, in their consideration of executive compensation.
2019 Say-on-Pay Vote Results, Stockholder Feedback, and Compensation Program Decisions
In accordance with Section 14A of the Exchange Act, beginning in 2011, we gave our stockholders the opportunity to provide feedback on our executive compensation program and related proxy disclosure through an advisory vote at our annual stockholders meeting. Stockholders were asked to approve, on an advisory basis, the compensation paid to the named executive officers. Throughout 2019, the Company continued its ongoing engagement with stockholders: presenting at multiple investor conferences throughout each year, with numerous Kratos stockholders in attendance; speaking with the top 10 to 15 mutual and hedge fund stockholders typically on a quarterly basis, and sometimes monthly or even more frequently; and maintaining open lines of communication with stockholders, many of whom reach out to the Company after each earnings release and after the Company issues significant press releases. No material concerns have been raised during these stockholder outreach efforts.
At our annual meeting in 2019, our stockholders approved, on an advisory basis, the "say-on-pay" resolution for the compensation of our named executive officers in fiscal year 2018, with 89.39% of the votes cast in favor of the advisory vote. In light of the advisory vote approving the 2018 compensation of our named executive officers, our Compensation Committee has continued to employ the same principles in determining the compensation program for 2019. A summary of the compensation philosophy do's and don'ts follows:

WHAT WE DO	WHAT WE DON'T DO
Pay for Performance—Annual Incentive Program—The compensation program emphasizes performance-based compensation that is based on financial metrics as well as non-financial achievements, such that base salary is only a portion of the compensation mix.
No Excise Tax Gross Ups—Any new change of control agreements or any renewals or material amendments of existing change of control agreements will eliminate excise tax gross ups.
Pay for Performance—Long-Term Equity Incentives—The portion of long-term equity incentive as a component of the total compensation mix has increased to provide a greater emphasis on compensation that is directly linked with the creation of long-term stockholder value. In particular, the RSUs and stock options we issued between 2013 and the end of 2017 had (i) vesting provisions dependent on the common stock price reaching certain thresholds and (ii) long-term cliff-vesting provisions of 5 years or longer. Beginning in 2016, the Chief Executive Officer's RSU grants are also subject to a five-year deferral period after vesting. Performance-based RSUs issued in 2018 and 2019 vest (a) 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% based on the Company’s Adjusted EBITDA growth during a three-year period.

No Single-Trigger Accelerated Vesting—New equity awards that provide for accelerated vesting in the event of a change in control must have a "double-trigger," such as a constructive termination of employment or stock price threshold, subject to the terms of certain existing employment or change of control agreements.

Stock Ownership Guidelines—For 2019, the Company maintained a stock ownership target guideline of 1% of the outstanding shares of common stock for our Chief Executive Officer, including all shares subject to options, RSUs, Purchase Plan purchases, open market purchases, and 401(k) holdings. Based upon the Compensation Committee’s review of peer company guidelines, effective January 1, 2020, the stock ownership target guideline for the Chief Executive Officer was modified to five times the Chief Executive Officer’s base compensation.
No Hedging or Pledging—The Company maintains a policy that prohibits hedging and pledging transactions of the Company's common stock by directors and executive officers.

Compensation Philosophy and Objectives
The following chart highlights important considerations in the development, review and approval of the compensation of our named executive officers. We include additional detail for each of these highlights in the following pages of this CD&A.

Compensation Philosophy and Objectives
Objectives of Executive Compensation Program
Our executive compensation program is designed to:
• Build long-term stockholder value
• Deliver strong business and financial results
• Attract, motivate and retain a highly qualified and effective management team to lead our business

Philosophy of Executive Compensation Program
Our executive compensation philosophy is built on five principles:
• Align compensation with stockholders' interests and avoid excessive risk taking
• Pay for performance
• Emphasize long-term focus
• Align compensation to market
• Provide appropriate degrees of at-risk and performance-based compensation

Methods to Achieving the Executive Compensation Program Objectives
• Tie annual and long-term cash and stock incentives to achievement of measurable corporate and individual performance objectives
• Reward individual performance and reinforce business strategies and objectives for enhanced stockholder value
• Evaluate employee performance and compensation to ensure we can attract and retain employees in a competitive manner
• Ensure total compensation paid to executive officers is fair, reasonable and competitive, considering accomplishments of the individual executive officers and the Company as a whole

Principal Elements of the Executive Compensation Program
• Base salary
• Annual performance-based incentive cash bonus awards
• Long-term equity incentives in the form of RSUs and stock options and other equity awards; in particular, implementing longer requirements for the Chief Executive Officer through five-year deferral periods for vested RSUs.
• Other benefits and perquisites, such as life and health insurance benefits and a qualified 401(k) savings plan offered to all employees
• Post-termination severance and accelerated vesting of previously granted equity awards upon termination and/or a change of control

The Compensation Committee views these components of compensation as related but distinct. Although the Compensation Committee does review total compensation, we do not believe that compensation derived from one component of compensation should negate or offset the compensation incentives provided by the other components. The Compensation Committee determines the appropriate level for each compensation component based in part, but not exclusively, on the Company's strategic plan, aligning the Company's strategic objectives and executive compensation with stockholder expectations for long-term value creation, compensation for similar positions at peer companies, internal equity and consistency, and other considerations it deems relevant, such as rewarding extraordinary performance.

2019 Compensation Program Decisions
The following list summarizes the compensation decisions that our Compensation Committee made in 2018 for fiscal year 2019 executive compensation. Decisions for our named executive officer base salaries and equity incentive awards effective for the start of fiscal year 2019 were made in December 2018.

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Continued to freeze base salaries of the Chief Executive Officer and a majority of our other executive officers at either 2014 or 2015 compensation levels to reflect the Company's performance-based compensation program.

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Issued an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s executive officers to build long‑term equity value and to align the interests of our executive officers with our stockholders’ interests. Performance-based RSUs granted in 2019 vest (a) 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% based on the Company’s Adjusted EBITDA growth during a three-year period. Additionally, time‑based RSUs aligned long‑term stockholder and executive interests with five‑year cliff vesting for executive officers and a subsequent five‑year deferral period for the Chief Executive Officer.

•	Continued its practice of eliminating excise tax gross-ups in any new change in control agreements or renewals or material amendments of existing change in control agreements.

•	Maintained double trigger vesting on all equity awards.

•	Continued the Company's Anti-Hedging and Anti-Pledging Policy.

•	Maintained a Stock Ownership Target Guideline of 1.0% of common stock outstanding for the Chief Executive Officer.

•	Evaluated performance goals to be set in 2019 for executive management to achieve for their annual cash incentive bonuses.

•	Maintained the Incentive Compensation Recoupment Policy for executive officers, which has a broader application than the clawback requirements under the Sarbanes-Oxley Act.
Compensation Advisor Independence
The Compensation Committee selected Board Advisory, LLC, as its compensation consultant to provide advice and guidance on the overall competitiveness of the Company’s pay methodology for 2019. Board Advisory was instructed to assist in reviewing the Company’s peer group, provide a review of executive and Board compensation against peers, and provide recommendations for performance-based equity incentive metrics. Board Advisory reports directly to the Compensation Committee. The Compensation Committee has the sole power to terminate or replace any compensation consultant and authorize payment of fees to any compensation consultant. Board Advisory provides no services to and earns no fees from the Company outside of its engagement with the Compensation Committee. The Compensation Committee has determined that Board Advisory is independent from management based upon the consideration of relevant factors, including:

•	that Board Advisory does not provide any services to the Company except advisory services to the Compensation Committee;

•	that the amount of fees received from the Company by Board Advisory is not material as a percentage of Board Advisory’s total revenue;

•	that Board Advisory has policies and procedures that are designed to prevent conflicts of interest;

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that Board Advisory and its employees who provide services to the Committee do not have any business or personal relationship with any member of the Compensation Committee or any executive officer of the Company; and

•	that Board Advisory and its employees who provide services to the Committee do not own any stock of the Company.

Benchmarking Our Program Against Peers
To gauge marketplace compensation levels and practices in the fall of 2018 to determine 2019 compensation, the Compensation Committee worked with Board Advisory to conduct a marketplace analysis of our executive compensation practices and pay levels against a group of publicly traded companies that we refer to as the "Compensation Peer Group."
The Compensation Peer Group, which the Compensation Committee annually reviews and updates, consists of a group of companies that:

•	we compete against for talent,

•	are in our industry or a similar industry, or

•	have broadly similar revenues and employee population.
Our Compensation Peer Group primarily consists of small and mid-sized government contractors. Compared to the 2018 Peer Group, the 2019 Peer Group removed CPI Aerostructures, Inc., Engility Holdings, Inc., QinetiQ Group plc, and Ultra Electronics Holdings, plc. The Company’s peer group continues to evolve and change due to mergers, acquisitions, private equity investments and overall industry wide consolidation. We made these changes so that the 2019 Peer Group more closely aligns with the Company’s current business areas and size. The 2019 Peer Group generally reflects the applicable aerospace and defense industry peers that are within the Company’s revenue range and market capitalization parameters commonly used by public companies to identify peers. The changes from the 2018 Peer Group were due to corporate transactions (Engility Holdings, Inc. was sold during 2019), the size of CPI Aerostructures, Inc. (“CPI”) in comparison to the Company’s growing revenues and Adjusted EBITDA (CPI is significantly smaller, at less than 15 percent of the Company’s total revenues), and changes in core product offerings and technology focus areas of each of QinetiQ Group plc and Ultra Electronics Holdings, plc. We rely upon the compensation data gathered from the Compensation Peer Group to represent the competitive market for executive talent for Kratos executives. The Compensation Committee strives to establish compensation for the Company's executive officers within the mid-range of the executive compensation of the Compensation Peer Group, taking into consideration: outliers in the Compensation Peer Group data, the mix of business focus for the respective officers (products versus services or commercial versus government customers), total enterprise value, and the number of duties, roles, and responsibilities of each executive officer. You can find a listing of the 2020 Peer Group in the discussion of 2020 RSU grants below.
Compensation Peer Group for 2019

Aerojet Rocketdyne Holdings, Inc.	Mantech International Corp.
Comtech Telecommunications Corp.	Mercury Systems, Inc.
Cubic Corporation	Vectrus, Inc.
Ducommun Incorporated	VSE Corporation

Targeted Pay Mix
Consistent with the pay philosophy approved by the Compensation Committee, our pay mix at target (shown below for our Chief Executive Officer and other named executive officers) involves a compensation mix (at target) that is largely incentive based. The charts below include fiscal year 2019 base salary, target annual incentive, target long-term incentive cash, and target values for equity incentives granted in fiscal year 2019. The charts below illustrate how the mix of total direct compensation for our named executive officers emphasizes variable compensation with a significant focus on long-term incentives tied to our long-term share value. There has been an increase in the percentage of compensation attributable to equity due to the increase in our share price in 2019, which our Compensation Committee believes aligns the interests of our named executive officers with the Company’s long-term growth and long-term stockholder interests, and has been a way to incentivize executive officers in light of the ongoing salary freezes discussed above.

Elements of the Executive Compensation Program
There are five principal elements of our Executive Compensation Program. Collectively, our Compensation Committee believes that these elements deliver an executive compensation package that achieves the program's three objectives: build long-term stockholder value; drive sustained, strong business and financial results; and attract, motivate and retain a highly qualified and effective management team to drive our financial and operational performance. The compensation program the Compensation Committee implemented for fiscal year 2019 reflects a continued focus on simple, transparent, and performance-based compensation that takes into account stockholder feedback gained through our stockholder engagement efforts over the past six years.

	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	Compensation Committee considers base salaries paid by companies in the Compensation Peer Group and survey data and uses the 50th percentile as a guideline.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive Performance Program
A cash-based award that encourages named executive officers to focus on the business, financial and strategic objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.
Cash
Payout is based on profitability, growth, operational performance during the fiscal year, and achievement of specifically stated non-financial objectives that are typically based on successful execution of the Company's strategic plan. Payout occurs only if minimum performance levels are met.

	Link to Program Objectives	Type of Compensation	Key Features
Long-Term Equity Awards	Links compensation of named executive officer to the building of long-term stockholder value. Keeps the program competitive and helps retain talent.	Equity
Aligns executive officers' compensation with the creation of stockholder value.
Issued an approximate 50%/50% mix (at target) of performance‑based and time‑based RSUs to incentivize the Company’s executive officers to build long‑term equity value and to align the interests of our executive officers with our stockholders’ interests. Performance-based RSUs granted in 2019 vest (a) 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% based on the Company’s Adjusted EBITDA growth during a three-year period. Additionally, time‑based RSUs aligned long‑term stockholder and executive interests with five‑year cliff vesting for executive officers and a subsequent five‑year deferral period for the Chief Executive Officer.
New equity award grants contain double-trigger provisions for vesting upon a change in control, subject to any applicable employment or change of control agreements.

Employment and Change of Control Agreements	Ensures named executive officers remain focused on creating sustainable performance.	Benefit
Agreements protect the Company and the named executive officers from risks by providing:
• Economic stability

• Death or disability payments

• Payments and benefits in the event of a change in control.
Pursuant to stockholder feedback, we have continued our policy to eliminate excise tax gross-ups in the event of a change of control for any new employment agreements or renewed or materially amended existing employment agreements.

Base Salary
Base salary is the only fixed element of our executive officers' target total direct compensation and is based on historic base salary levels and base salaries paid to executives in comparable positions at the Compensation Peer Group companies. In the fall of each year, the Compensation Committee reviews the base salary for each of our executive officers and determines whether any adjustments are necessary based on an executive officer's level of responsibility, changes in duties, individual performance and achievements, success in contributing to our short-term and long-term objectives, as well as any unique challenges faced by the Company, internal pay equity, changes in the competitive marketplace and taking into account the compensation practices of the Compensation Peer Group companies. The factors that the Company's Chief Executive Officer takes into consideration in reaching his recommendation for compensation for each of the named executive officers (other than the Chief Executive Officer) include the size of the organization (revenues, operating income, headcount, etc.) the named executive officer manages and the accomplishments of the named executive officer during the most recent period, including contract awards, bid and proposal pipeline, margin improvement, cost containment, and strategic positioning for future growth opportunities, among other factors. The Chief Executive Officer also reviews the size of peer companies and the size of similar and related peer companies' organizations as related to the named executive officers of the organization. The base salary of our Chief Executive Officer is reviewed and recommended by the Compensation Committee acting in consultation with the other independent members of our Board.
In December 2018, the Compensation Committee applied the same compensation principles as in previous years for 2019 and continued to focus on pay for performance, including a specific focus on the successful execution of the Company’s strategic plan and long-term growth. There were many significant achievements in 2017, 2018 and 2019, and the Company’s total stockholder returns were also significant in 2017, 2018 and 2019, with an increase of 43.1%, 29.8% and 30.8% in the Company’s total stockholder returns or stock price from 2016 to 2017, from 2017 to 2018, and from 2018 to 2019, respectively. Additionally, the Company continued a growth trajectory of revenues, Adjusted EBITDA, operating income and cash flow from operations generation, Company management and the Board recognized that it was critical to continue the significant momentum Kratos had realized in the unmanned aerial drone system business area, to focus on the Company’s longer term growth prospects and opportunities for margin expansion and cash flow generation for the next few years, and to incentivize management with this longer term horizon. Accordingly, base compensation for Kratos' Chief Executive Officer and a majority of the other executive officers for 2019 remained frozen at 2014 and 2015 levels.
The base salary increases provided to our named executive officers were all 0%, as all base salaries remained frozen in 2019. Our named executive officers' annual base salaries in 2018, annual base salaries for 2019 and the percentage of 2019 target total direct compensation represented by the 2019 base salaries are as follows:

Named Executive Officer	2018 Base Salary ($)	2019 Base Salary ($)	Percent of 2019 Total Target Direct Compensation	Percent Change from 2018
Eric DeMarco	760,000	760,000	12.9%	—%
Deanna Lund	460,000	460,000	15.4%	—%
Jonah Adelman	350,000	350,000	33.9%	—%
Phillip Carrai	450,000	450,000	20.9%	—%
Steven Fendley	140,000	140,000	8.5%	—%

Target Annual Bonus
Our Annual Bonus Plan rewards executive officers for performance relative to key financial measures that drive value for stockholders. At the beginning of each year, the Chief Executive Officer determines specific financial performance targets for all executives (excluding himself) based on the annual operating plan ("AOP") for the Company, relevant market and industry factors and conditions, as related to the applicable Kratos business division. In addition, the Chief Executive Officer establishes specific business and strategic objectives that are measured at the end of the year for attainment. All executive officers have the opportunity to receive incentive compensation in the form of annual cash bonuses based on the achievement of certain individual, business unit (if applicable), and Company performance objectives during the fiscal year. Typically, target cash bonus awards are based upon a percentage of the executive's salary and range from 30% to 100% of the executive's salary. In determining the appropriate level of target bonus for each executive, the Compensation Committee considers the recommendation of the Chief Executive Officer and other information collected from public sources for similar positions at peer companies. Under the bonus plan, a majority of each executive's target bonus amount is based on goals related to the Company's, and/or business units, achievement of specific financial targets for the fiscal year, which typically include a combination of Adjusted EBITDA, operating cash flow, DSOs, revenues, backlog, bookings, gross margins, and other key financial metrics of the business, while the remaining portion of the bonus is based on specific individualized operational and strategic objectives. The Company’s fiscal year 2019 preliminary AOP was prepared by the Company in October 2018 and finalized and approved by the Board in March 2019. The fiscal year 2019 AOP was prepared during a time when there was continued uncertainty around DoD budgetary funding, which resulted in a challenging environment to forecast the timing of new contract awards and increases in expected production orders. As a result of these forecasting difficulties, the fiscal year 2019 AOP ultimately included aggressive revenue, Adjusted EBITDA, and operating cash flow targets which were used for fiscal year 2019 annual incentive compensation purposes.
As the Company's primary marketplace has experienced recurring continuing resolution authorizations and budgetary constraints, this continuing challenging budgetary environment was reflected in the Company's 2019 AOP targets which included revenues of $680.7 million, Adjusted EBITDA of $67.5 million and a free cash flow generation target of $9.7 million, all excluding the impact of the FTT acquisition which closed in February 2019. The 2019 AOP target of free cash flow generation reflected estimated uses in working capital necessary to fund the expected revenue growth as well as continued significant investments in working capital and capital expenditures primarily to fund the Company’s unmanned tactical initiative. These investments also include leaning forward to procure critical long-lead materials prior to anticipated production contract awards. Financial targets for the corporate named executive officers are weighted 10% for revenues, and 25% for Adjusted EBITDA and 25% for free cash flow generation.
In order to be eligible to receive an award on the financial targets, which determine 60% to 75% of the executive's target bonus amount, minimum performance levels of 90% of Adjusted EBITDA targets must be achieved. Corporate named executive officers are measured by the Company's Adjusted EBITDA, and operational named executive officers are measured by their respective business division's Adjusted EBITDA. Once financial targets are achieved, the executive typically will receive a pro rata percentage of his or her bonus target based on linear interpolation. Key non-financial focus areas and additional substantive targets set by the Compensation Committee, as directly related to the achievement of 2019 Incentive Bonus Compensation and the Company's long-term strategy, which management successfully executed, included:

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Exceeded Company AOP Adjusted EBITDA targets (excluding the impact of the FTT acquisition) of $67.5 million with reported Adjusted EBITDA of $73.1 million. The Company partially met its revenue target of $680.7 million (excluding the impact of the FTT acquisition) with reported revenues of $664.9 million. The Company did not meet the full targeted revenue due primarily to the loss of an expected new missile defense award and the unexpected descoping of a foreign military sales Training Solutions contract. The Company did not achieve its free cash flow target of $9.7 million due primarily to the recent termination for convenience (T for C) of a large Training Solutions program which has delayed the billing of contractual milestones until the negotiated settlement for the T for C, which is not expected to occur until 2020 or potentially 2021, depending on final settlement timing.

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The Company’s operating and financial metrics continued to improve and increase in 2018 and 2019. For instance, revenue increased 2.4% to $618.0 million and Adjusted EBITDA increased 27.4% to $60.5 million in 2018. Excluding the impact of the Company’s legacy government services business, which declined $17.1 million in 2018 from $76.7 million in 2017 to $59.6 million in 2018, the Company’s revenues increased 6.0% organically in 2018. As a result of management’s focus on expanding operating margins by reducing costs and selectively bidding on projects at the expense of potentially reducing revenues, operating income increased 354.2% from an operating loss of $12.0 million in 2017 to operating income of $30.5 million in 2018. Cash flow from operations improved $45.0 million from a use of $26.9 million in 2017 to a cash generation of $18.1 million in 2018. The trajectory continued in 2019, with revenue increasing 16.1% to $717.5 million, and Adjusted EBITDA increasing 27.8% to $77.3 million in 2019. Excluding the impact of the FTT acquisition, revenues grew organically $47.0 million, or 7.6%, in 2019. Operating income increased 24.6% to $38.0 million in 2019, and cash flow from operations increased 59.7% to a cash generation of $28.9 million.

•
Continued to make targeted investments in strategic growth focus areas including its microwave products, unmanned systems, satellite communications and training systems businesses, each with potential long-term growth prospects. As a result, the Company received two additional task orders on a FMS IDIQ contract awarded by the Naval Air Warfare Center Training Systems Division in support of the Royal Saudi Naval Forces. In 2018, the ceiling of the FMS IDIQ contract was raised from $46 million to $99 million. In addition, during 2018, the Company was awarded contract scope increases valued at over $30 million on multiple existing training contracts. The Company was also awarded a $67.5 million single award prime contract to provide engineering and technical support services to the Naval Warfare Center, Dahlgren Division Electromagnetic and Sensor Services Department.

•
Continued to make important progress in its Unmanned Aerial System initiative, delivering the first target drones under low rate initial production on the SSAT-177 program in 2018, and achievement of IOC was reported by the U.S. Navy in February 2019. To date, the Company has been awarded production orders for 105 BQM-177A aerial targets.

•	Made important progress on its AFRL LCASD Program XQ-58A Valkyrie UAS with the completion of three successful flights in 2019 and a fourth successful demonstration flight in January 2020.

•	In 2019, the Kratos XQ-58A Valkyrie was awarded Aviation Week’s Laureate Award for Defense Technology and Innovation.

•
In 2019, Kratos' XQ-58A Valkyrie was announced by the USAF to be one of the first three Vanguard Programs as part of the SkyBorg Artificial Intelligence Program. A Vanguard program is considered to be a focus area that can deliver revolutionary capabilities, dramatically changing the way the USAF fights and employs airpower. Vanguard programs are expected to rapidly advance emerging weapon systems and war fighting concepts through prototyping and experimentation. With these programs, the Air Force aims to deliver game-changing new operational capabilities that provide warfighters with superior advantages on the battlefield in the next decade.

•
In 2019, Kratos' XQ-58A Valkyrie was announced to be a key participant in the Air Force’s Advanced Battle Management System (ABMS) program, the crucial foundation for enabling multi-domain command and control (MDC2), with the Valkyrie to link to an F-22 and F-35 communication link.

•
Made important progress on the DARPA Gremlins program, advancing to Phase 3 of the Gremlins program, teamed with its partner company Dynetics in April 2018 and in January 2020, DARPA and Dynetics announced that the successful first flight of the X-61A Gremlins Air Vehicle was completed on November 23, 2019.

The Compensation Committee and/or our Chief Executive Officer retain wide discretion to interpret the terms of the cash bonus plan and to identify the extent to which an individual's performance objectives have been met in any particular fiscal year. The Compensation Committee and/or the Chief Executive Officer also retain the right to exclude extraordinary charges or other special circumstances in determining whether the objectives were met during any particular fiscal year and may decide to grant 100% of the targeted cash bonus award, even if the financial targets do not fall within the specified range, based upon an evaluation of business conditions, industry trends, and additional accomplishments achieved.
Based on a 40/60 allocation of non-financial and strategic achievements versus financial achievements for corporate named executive officers, the Compensation Committee determined that 100% of the non-financial achievements (or 40% of the targeted cash bonus award) and 54.5% of the financial achievements (or 32.7% of the targeted cash bonus award) were met, for an aggregate of 72.7% of the total targeted cash bonus award for the corporate named executive officers. The 54.5% of the financial achievements reflects the achievement of the Adjusted EBITDA and a pro rata portion of the achievement of targeted revenues on a linear interpolated basis (with partial payment commencing with 90 percent of achievement of the target), and reflects the non-achievement of the free cash flow generation target. The full 40% of the targeted cash bonus award for non-financial and strategic achievements was awarded to the corporate named executive officers in recognition of the accomplishments discussed above and the individual non-financial goals and objectives set forth and achieved for the named executive officers for fiscal year 2019. Achievement of non-financial goals and objectives for the corporate named executive officers included, but were not limited to, successful outreach and strengthening of Congressional support for the Company’s key strategic initiatives, continued development and maturation of strategic customer relationships, successful integration of acquired entities, and the successful ramp at key production facilities such as the unmanned Oklahoma facility and other secure facilities. Achievement of the non-financial objectives for all corporate named executive officers, with the exception of the Chief Executive Officer (whose performance was evaluated and assessed by the Compensation Committee), were evaluated and assessed by the Chief Executive Officer. The operational named executive officers' 2019 cash bonus was based on a 25/75 allocation of non-financial and strategic achievements versus financial achievements for each executive's respective business division. The achievement of non-financial goals of the operational named executive officers, which ranged from 20.8% to 25%, were evaluated and assessed by the Chief Executive Officer.
The Compensation Committee has established the non-financial and strategic achievements at 40% for the corporate named executive officers, as compared to 25% for the operational named executive officers, to reflect the additional responsibilities of the corporate named executive officers. The corporate named executive officers must establish, set and execute the Company's overall strategy, manage the corporate capital structure, and interface and maintain relations with the Company's stakeholders, including but not limited to stockholders, bondholders, rating agencies, and appropriate Congressional contacts. In addition, the corporate named executive officers are responsible for identifying, executing and closing strategic capital transactions, including divestitures, investments and acquisitions. The Compensation Committee believes that the 40% allocated to the corporate named executive officers' non-financial and strategic achievements appropriately reflects the measurement of these objectives, which may not be as easily measured with a pure financial target. These achievements are typically assessed based on milestones accomplished and an overall assessment of progress towards execution of those objectives.

Below is a summary of the target awards, maximum awards and actual cash awards paid to the named executive officers for 2019.

	Award Targets		2019 Actual Cash Payout as a % of Target	2019 Actual Cash Payout Amount ($)
Named Executive Officer	Target ($)	Maximum ($)
Eric DeMarco	760,000	760,000	72.7%	552,430
Deanna Lund	345,000	345,000	72.7%	250,774
Jonah Adelman	175,000	175,000	95.8%	167,708
Phillip Carrai	270,000	270,000	85.2%	229,994
Steven Fendley	84,000	84,000	62.7%	52,654
Equity Awards
Consistent with its belief that equity ownership by executive officers provides important incentives to make decisions and take actions that maximize long-term stockholder value, the Compensation Committee granted RSUs in 2019 to the named executive officers as set forth in the table below. The number of RSUs granted to executive officers in 2019 were granted to incentivize executive officers in light of the ongoing salary freezes discussed above and to further align their interests with the Company’s long-term growth and long-term stockholder interests. The Compensation Committee determined the number of RSUs to grant, in part, by considering total executive compensation of peer companies, taking into account the effect of the ongoing salary freezes on total compensation, and granting an appropriate number of RSUs to the Company’s executives such that total compensation of the Company’s executives is in line with that of peer companies.

2019 RSU Grants
Named Executive Officer	No. of Time-based RSUs	Vesting Schedule	No. of Performance-Based RSUs			Vesting Schedule
			Threshold	Target	Maximum
Eric DeMarco(1)	150,000	100% 5 year cliff vest	75,000	150,000	225,000	50% based on TSR performance, 50% based on Adjusted EBITDA growth
Deanna Lund	75,000	100% 5 year cliff vest	37,500	75,000	112,500	50% based on TSR performance, 50% based on Adjusted EBITDA growth
Jonah Adelman	15,000	100% 5 year cliff vest	7,500	15,000	22,500	50% based on TSR performance, 50% based on Adjusted EBITDA growth
Phillip Carrai	50,000	100% 5 year cliff vest	25,000	50,000	75,000	50% based on TSR performance, 50% based on Adjusted EBITDA growth
Steven Fendley	50,000	100% 5 year cliff vest	25,000	50,000	75,000	50% based on TSR performance, 50% based on Adjusted EBITDA growth
_______________________________________________________________________________

(1)
Mr. DeMarco's RSUs are also subject to a five-year deferral period, under which the common stock underlying such RSUs will not be issued and released until five years after the applicable vesting date.

In 2019, the Compensation Committee continued its practice of granting RSUs with 50% vesting based on time and 50% vesting based on performance (at target). The time‑based RSUs align executive officers’ and stockholders’ long‑term interests with five‑year cliff vesting for the named executive officers. Additionally, the Chief Executive Officer’s RSUs awarded in 2019 are subject to a five‑year deferral period under which the common stock underlying the RSUs will not be issued and released until after five years from the vesting date. Similar to the 2018 performance-based RSUs, the Compensation Committee used the following metrics for the 2019 performance-based RSUs, whereby (a) 50% vest based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% vest based on the Company’s Adjusted EBITDA growth during a three-year period. After receiving feedback from the Company’s stockholders and compensation consultant, the Compensation Committee decided to implement performance-based RSUs based on TSR performance relative to peers and Adjusted EBITDA growth to more closely align executive officers’ interests with the Company’s stock performance and growth. The Compensation Committee believes that Adjusted EBITDA is an important and meaningful metric of financial performance since it is a commonly used measure of financial performance for comparable companies that have been acquisitive. The

Compensation Committee believes that the Adjusted EBITDA growth metric is an appropriate metric to measure the long-term performance of the Company since it is critical that profitability continues to increase and expand as the Company enters into production on key strategic programs, reflecting production and learning efficiencies and leverage on the Company’s overhead and administrative infrastructure. The longer-term Adjusted EBITDA growth profile reflects the expectation of return on investments that the Company is currently making in core strategic areas. The Compensation Committee believes that this focus on longer-term profitability growth aligns the interests of the management team with the interests of the Company’s stakeholders. The 2019 Compensation Peer Group includes: Aerojet Rocketdyne Holdings Inc., Comtech Telecommunications Corp., Cubic Corporation, Ducommun, Inc., Mantech International Corp., Mercury Systems, Inc., Vectrus, Inc., and VSE Corporation. The following table outlines the performance metrics for the 2019 RSU awards:

					Performance Criteria
Form of Award	Weight(1)	Metric	Period	Comparison	Threshold	Target	Maximum
Restricted Stock	50%	Time	5 years	Grant Date	—	—	—
Shares Earned as a Percent of Target					100%	100%	100%

Form of Award	Weight(1)	Metric	Period	Comparison	Threshold	Target	Maximum
Performance RSU	25%	Total Return	3 years	Relative to Peers	35th%	55th%	75th%
Performance RSU	25%	Adjusted EBITDA	3 years	Growth (Year 3)	15.8%	33.1%	52.1%
Shares Earned as a Percent of Target					50%	100%	150%
________________________________
(1) Weight is based on performance at target.
For 2020, the Compensation Committee again granted RSUs with 50% vesting ratably on each of the first five (5) anniversaries of the date of grant and 50% vesting based on performance measured by the Company’s Adjusted EBITDA growth during a five-year period, with 33.3% vesting for every 10% growth in Adjusted EBITDA. The 2020 Compensation Peer Group includes: Aerojet Rocketdyne Holdings Inc., Comtech Telecommunications Corp., Cubic Corporation, Ducommun, Inc., Mantech International Corp., Mercury Systems, Inc., Vectrus, Inc., and VSE Corporation. The Compensation Committee granted RSUs to the named executive officers in 2020 as set forth in the table below.

2020 RSU Grants
Named Executive Officer	No. of Time-based RSUs	Vesting Schedule	No. of Performance-Based RSUs	Vesting Schedule

Eric DeMarco(1)	150,000 25,000(2)	Ratably over 5 years 5 years from date of grant	150,000	Based on Adjusted EBITDA growth
Deanna Lund	75,000	Ratably over 5 years	75,000	Based on Adjusted EBITDA growth
Jonah Adelman	15,000	Ratably over 5 years	15,000	Based on Adjusted EBITDA growth
Phillip Carrai	50,000	Ratably over 5 years	50,000	Based on Adjusted EBITDA growth
Steven Fendley	50,000	Ratably over 5 years	50,000	Based on Adjusted EBITDA growth
________________________________

(1)	As discussed above, Mr. DeMarco's RSUs granted in 2020 are subject to a five-year deferral period, in addition to the vesting provisions noted above.

(2)
Mr. DeMarco was granted an additional 25,000 RSUs in 2020 as consideration for extending the vesting term of his 2010 RSU award from 10 years to 15 years, consistent with the Company’s pay philosophy that emphasizes alignment of equity incentives with long term performance.

Executive Benefits and Perquisites
All of our executives are eligible to participate in our employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all eligible employees on an equal basis. It is generally our policy not to extend significant perquisites to executives that are not available to employees generally. We sponsor no pension plans or nonqualified deferred compensation plans, beyond the five-year deferral of certain of our Chief Executive Officer’s RSUs, as discussed herein. We have no current plans to make changes to levels of benefits and perquisites provided to executives.
Change in Control and Severance Benefits
Pursuant to employment agreements with Mr. DeMarco, Mr. Carrai, and Mr. Fendley, and a severance and change in control agreement with Ms. Lund, we provide these officers the opportunity to receive additional compensation and benefits in the event of their termination under certain circumstances or upon a change in control of the Company. Severance and change in control provisions are summarized below in the section entitled "Employment Agreements; Potential Payments Upon Termination or Change in Control." The Compensation Committee's analysis indicates that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. We believe that our severance and change in control arrangements with our executive officers are reasonable and within the range offered by peer companies.
Risks Related to Compensation Policies and Practices
The Compensation Committee has considered whether the Company's overall compensation program for employees in 2019 creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. We believe that several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long and short term compensation incentives that we believe is properly weighted, the uniformity of compensation policies across the Company, and the use of our 2019 business plan, which the Compensation Committee regards as setting an appropriate level of risk taking for the Company as a baseline for our annual incentive plan targets. We also believe the Company's internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to a harmful long-term business transaction in exchange for short-term compensation benefits. The Compensation Committee believes that the risks inherent with the vesting provisions of certain of the 2019 RSU grants that vest upon the increase of the Company's stock performance and growth are mitigated by the balance of the overall compensation package of the executive officers, as well as the long-term vesting of the RSUs granted in prior periods that require sustainability of the stock price and other long-term growth factors.

Summary Compensation Table
The following table summarizes the total compensation earned by our Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers at the end of the last completed fiscal year (collectively, the "named executive officers") for fiscal years 2019, 2018, and 2017.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)		Total Compensation ($)
Eric DeMarco	2019	760,000	552,430	4,264,500	(3)	96,785	(4)	5,673,715
President and Chief	2018	760,000	543,294	4,144,000	(3)	66,890	(4)	5,514,184
Executive Officer	2017	760,000	570,000	2,194,800		66,665	(4)	3,591,465

Deanna Lund	2019	460,000	250,774	2,132,250	(3)	45,577	(5)	2,888,601
Executive Vice President	2018	460,000	246,627	1,776,000	(3)	46,433	(5)	2,529,060
and Chief Financial Officer	2017	460,000	258,750	914,500		46,208	(5)	1,679,458

Jonah Adelman(8)	2019	350,000	167,708	426,450	(3)	81,840	(6)	1,025,998
President, Microwave	2018	350,000	165,106	355,200	(3)	81,395	(6)	951,701
Electronics Division	2017	350,000	36,458	219,480		81,204	(6)	687,142

Phillip Carrai	2019	450,000	229,994	1,421,500	(3)	11,925	(7)	2,113,419
President, Technology &	2018	450,000	218,250	1,184,000	(3)	29,233	(7)	1,881,483
Training Solutions Division	2017	450,000	222,750	731,600		11,925	(7)	1,416,275

Steven Fendley	2019	140,000	52,654	1,421,500	(3)	—		1,614,154
President,	2018	140,000	26,381	298,250		—		464,631
Unmanned Systems Division	2017	140,000	60,900	1,308,571		—		1,509,471
_______________________________________________________________________________

(1)
Represents cash bonus awards to named executive officers earned in the referenced fiscal year as set forth above. Annual cash bonus awards under Kratos' cash bonus plans are typically paid based on the achievement of certain objectives approved by the Compensation Committee as described in further detail above.

(2)
The amounts shown equal the fair value of RSU awards at the date of grant. The value is calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("Topic 718"). We caution that the amount ultimately realized from the RSU awards will likely vary based on a number of factors, including our actual operating performance, stock price fluctuations and the timing of sales. A discussion of the assumptions used in calculating the grant date fair value of the RSUs is set forth in Note 11 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 29, 2019 filed with the SEC on February 24, 2020.

(3)
Represents the value of RSUs assuming the performance-based RSUs are granted at target. In the event that the performance criteria for the performance-based RSUs is satisfied at the maximum level, the maximum potential value of the RSUs would be based on 150% of target, with values for the 2019 grants of $5,369,250, $2,684,625, $536,925, $1,789,750 and $1,789,750, for Mr. DeMarco, Ms. Lund, Mr. Adelman, Mr. Carrai, and Mr. Fendley, respectively. In the event that the performance criteria for the performance-based RSUs is satisfied at the maximum level, the maximum potential value of the RSUs would be based on 150% of target, with values for the 2018 grants of $5,257,875, $2,253,375, $450,675, and $1,502,250 for Mr. DeMarco, Ms. Lund, Mr. Adelman, and Mr. Carrai, respectively.

(4)
Represents the cash payout of $87,692, $58,462, and $58,462 for accrued but unused paid time off for 2019, 2018 and 2017, respectively; and the Company’s matching contribution to the 401(k) plan of $9,093 in 2019, $8,428 in 2018 and $8,203 in 2017.

(5)
Represents the cash payout for accrued but unused paid time off of $35,385, $35,385, and $35,385, in 2019, 2018 and 2017, respectively, and the Company's matching contribution to the 401(k) plan of $10,192 in 2019, $11,048 in 2018, and $10,823 in 2017.

(6)
Represents the Company's contribution to severance, disability, and insurance plans generally provided in Israel, including education funds. This amount represents $29,233, $29,104, and $29,260 in Israeli severance fund payments for 2019, 2018 and 2017 respectively; $24,905, $23,293, and $21,543 in managerial insurance funds for 2019, 2018 and 2017, respectively; $1,394 and $2,794 for disability insurance payments for 2019 and 2018 , respectively; and $26,308, $26,204, and $26,345 in supplemental education fund contribution for 2019, 2018 and 2017, respectively.

(7)
Represents the Company's matching contribution to the 401(k) plan of $11,925, $11,925 and $11,925 for 2019, 2018 and 2017, respectively, and the cash payout for accrued but unused paid time off of $17,308 in 2018.

(8)	The New Israeli Shekel ("NIS") amounts relating to compensation for Mr. Adelman are translated into the U.S. dollar at the exchange rate of NIS into U.S. dollars at the time of payment.

Grants of Plan-Based Awards
The following table sets forth for the fiscal year ended December 29, 2019 certain information regarding grants of plan-based awards to each of our named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)

	Grant Date				Time-Based Stock Awards: No. of Shares of Stock or Units	Performance-Based Stock Awards: Number of Shares of Stock or Units			Grant Date Fair Value of Stock Awards($)(3)
Name		Threshold ($)	Target ($)	Maximum ($)		Threshold	Target	Maximum
Eric DeMarco(2)	1/4/2019	—	760,000	760,000	175,000	87,500	175,000	262,500	4,264,500
Deanna Lund(2)	1/4/2019	—	345,000	345,000	75,000	37,500	75,000	112,500	2,132,250
Jonah Adelman(2)	1/4/2019	—	175,000	175,000	15,000	7,500	15,000	22,500	426,450
Phillip Carrai(2)	1/4/2019	—	270,000	270,000	50,000	25,000	50,000	75,000	1,421,500
Steven Fendley(2)	1/4/2019	—	84,000	84,000	50,000	25,000	50,000	75,000	1,421,500
_______________________________________________________________________________

(1)
Amounts shown are the estimated possible payouts for fiscal year 2019 under the annual cash bonus program, based on certain assumptions. The actual bonuses awarded to the named executive officers for the 2019 fiscal year are reported in the above Summary Compensation Table under the column "Bonus."

(2)
Amounts shown represent RSUs granted under the 2014 Equity Incentive Plan (the "2014 Plan") to the named executive officers in fiscal year 2019. As more fully described above, the performance-based RSUs granted on January 4, 2019 vest (assuming performance-based RSUs are granted at target) (a) 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period, and (b) 50% based on the Company’s Adjusted EBITDA growth during a three-year period, and the time-based RSUs vest 100% on the five‑year anniversary of the date of grant. Mr. DeMarco’s RSUs are also subject to a five‑year deferral period.

(3)
The fair value of stock awards as calculated in accordance with Topic 718 is $13.70 per share for the time‑based grants and $14.73 for the performance‑based grants on January 4, 2019. This value is calculated assuming the performance-based RSUs are granted at target.

Outstanding Equity Awards at December 29, 2019
The following table sets forth the outstanding equity awards for each named executive officer as of December 29, 2019.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)	Option Expiration Date(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3)($)
Eric DeMarco	—	—	—	—	—	1,588,125	(4)	28,220,981
Deanna Lund	—	—	—	—	—	560,000	(5)	9,951,200
Jonah Adelman	—		—	—	—	120,000	(6)	2,132,400
Phillip Carrai	80,000	(9)	—	4.98	1/4/2023	312,500	(7)	6,263,925
Steven Fendley	—		—	—	—	197,500	(8)	3,509,575

_______________________________________________________________________________

(1)	All options listed are fully vested and exercisable.

(2)	Expiration date assumes that optionee remains in service of the Company through the full term of the stock option grant.

(3)
Represents the aggregate market value of the unvested RSUs held by the named executive officers as of December 29, 2019, based on the closing price of a share of Kratos common stock of $17.77 on December 27, 2019 and based on the assumption that the performance-based RSUs granted in 2018 and 2019 are granted at target.

(4)
Comprised of: (i) 98,750 RSUs granted on January 30, 2007 that vest on the 15 year anniversary of the date of grant; (ii) 49,375 RSUs granted on March 26, 2007 that vest on the 15 year anniversary of the date of grant; (iii) 45,000 RSUs granted on January 4, 2008 that vest on the 15 year anniversary of the date of grant; (iv) 30,000 RSUs granted on January 2, 2009 that vest on the 15 year anniversary of the date of grant; (v) 50,000 RSUs granted on January 2, 2010 that vest on the 10 year anniversary of the date of grant (effective December 31, 2019, the vesting term was extended to the 15 year anniversary of the date of grant); (vi) 75,000 RSUs granted on January 3, 2011 that vest on the 10 year anniversary of the date of grant; (vii) 150,000 RSUs granted on January 3, 2012 that vest on the 10 year anniversary of the date of grant; (viii) 75,000 RSUs granted on January 3, 2014, that vest on the 10 year anniversary of the date of grant; (ix)115,000 RSUs granted on January 1, 2015 that vest on the 10 year anniversary of the date of grant; (x) 100,000 RSUs granted on January 4, 2016 that vest on the five year anniversary of the date of grant; (xi) 150,000 RSUs granted on January 4, 2017 that vest on the five year anniversary of the date of grant; (xii) 350,000 RSUs granted on January 4, 2018, 175,000 of which vest on the five year anniversary of the date of grant and 175,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period and 50% based on the Company’s Adjusted EBITDA growth during a three-year period; (xiii) 300,000 RSUs granted on January 4, 2019, 150,000 of which vest on the five year anniversary of the date of grant and 150,000 (which is the number of performance-based RSUs granted at target and subject to adjustments as described above) of which vest based on the performance criteria described in clause (xii) above. The unvested RSUs may vest earlier upon (i) a change in control of the Company, subject to certain conditions, (ii) death or (iii) a termination of employment without cause.

(5)
Comprised of: (i)  30,000 RSUs granted on January 2, 2010 that vest on the 10 year anniversary of the date of grant; (ii) 30,000 RSUs granted on January 3, 2011 that vest on the 10 year anniversary of the date of grant; (iii) 50,000 RSUs granted on January 3, 2012 that vest on the 10 year anniversary of the date of grant; (iv) 37,500 RSUs granted on January 1, 2015 that vest on the five year anniversary of the date of grant; (v) 50,000 RSUs granted on January 4, 2016 that vest on the five year anniversary of the date of grant; (vi) 62,500 RSUs granted on January 4, 2017 that vest on the five year anniversary of the date of grant ; (vii) 150,000 RSUs granted on January 4, 2018, 75,000 of which vest on the five year anniversary of the date of grant and 75,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period and 50% based on the Company’s Adjusted EBITDA growth during a three-year period; and (viii) 150,000 RSUs granted on January 4, 2019, 75,000 of which vest on the five year anniversary of the date of grant and 75,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest based on the performance criteria described in clause (vii) above. The unvested RSUs may vest at the earlier upon (i) a change in control of the Company, subject to certain conditions or (ii) a termination of employment without cause.

(6)
Comprised of: (i) 30,000 RSUs granted on August 21, 2015 that vest on the five year anniversary of the date of grant; (ii) 15,000 RSUs granted on January 4, 2016 that vest on the five year anniversary of the date of grant; (iii) 15,000 RSUs granted on January 4, 2017 that vest on the five year anniversary of the date of grant; (iv) 30,000 RSUs granted on January 4, 2018, 15,000 of which vest on the five year anniversary of the date of grant and 15,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period and 50% based on the Company’s Adjusted EBITDA growth during a three-year period; and (v) 30,000 RSUs granted on January 4, 2019, 15,000 of which vest on the five year anniversary of the date of grant and 15,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest based on the performance criteria described above . The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.

(7)
Comprised of: (i) 22,500 RSUs granted on January 1, 2015 that vest on the five year anniversary of the date of grant; (ii) 40,000 RSUs granted on January 4, 2016 that vest on the five year anniversary of the date of grant; (iii) 50,000 RSUs granted on January 4, 2017 that vest on the five year anniversary of the date of grant; (iv) 100,000 RSUs granted on January 4, 2018, 50,000 of which vest on the five year anniversary of the date of grant and 50,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period and 50% based on the Company’s Adjusted EBITDA growth during a three-year period; and (v) 100,000 RSUs granted on January 4, 2019, 50,000 of which vest on the five year anniversary of the date of grant and 50,000 (which is the number of performance-based RSUs granted at target and subject to adjustment as described above) of which vest based on the performance criteria described in clause (iv) above. The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.

(8)
Comprised of: (i) 50,000 RSUs granted on April 10, 2017 that vest on the five year anniversary of the date of grant; (ii) 12,500 RSUs granted on April 10, 2017, 6,250 of which vest on each of the 3rd and 4th anniversaries the date of grant; (iii) 15,000 RSUs granted on April 10, 2017, 5,000 of which vest on each of the 3rd, 4th, and 5th anniversaries of the date of grant; (iv) 20,000 RSUs granted on July 9, 2018, 5,000 of which vest on each of the 2nd, 3rd, 4th, and 5th anniversaries of the date of grant; and (v) 100,000 RSUs granted on January 4, 2019, 50,000 of which vest on the five year anniversary of the date of grant and 50,000 (which is the number of performance-based RSUs granted at target and subject to adjustments as described above) of which vest 50% based on TSR for the Company’s common stock relative to the Company’s peers during a three-year period and 50% based on the Company’s Adjusted EBITDA growth during a three-year period. The unvested RSUs may vest earlier upon a change in control of the Company, subject to certain conditions.

(9)
Comprised of stock options granted on January 4, 2013 as follows: (i) 40,000 time‑based stock options were granted to Mr. Carrai that vested on the five year anniversary of the date of grant; and (ii) 40,000 performance‑based stock options were granted to Mr. Carrai, which vested upon the Company’s stock price reaching $15.00 (i.e., 201% above the price on the date of grant) within a six‑year period from the date of grant.

Option Exercises and Stock Vested
The following table shows exercises of stock options and RSUs vested by our named executive officers during fiscal year ended December 29, 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Eric DeMarco	325,000	4,751,090	—	—
Deanna Lund	154,926	2,273,549	50,000	697,900
Jonah Adelman	—	—	—	—
Phillip Carrai	—	—	30,000	416,100
Steven Fendley	—	—	16,250	288,900

Non-Qualified Deferred Compensation
We sponsor no pension plans or nonqualified deferred compensation plans, beyond the five-year deferral of certain of our Chief Executive Officer’s RSUs, as discussed herein.

Named Executive Officer	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE($)(2)
Eric DeMarco(1)	$1,326,600	$5,864,100
Deanna Lund	—	—
Jonah Adelman	—	—
Phillip Carrai	—	—
Steven Fendley	—	—
_______________________________________________________________________________

(1)
In the table above, for the deferred RSUs, the Aggregate Earnings in the Last FY column includes any increase (or decrease) in the Company’s stock price between December 30, 2018 (based on the closing stock price of Kratos common stock of $13.75 on December 28, 2018) and December 29, 2019 (based on the closing stock price of Kratos common stock of $17.77 on December 27, 2019). This row reflects 330,000 deferred RSUs for Mr. DeMarco.

(2)
The value of the aggregate balance at the end of the last fiscal year is calculated by multiplying the total number of vested, deferred RSUs held by the named executive officers as of December 29, 2019 by the closing price of a share of Kratos common stock on December 27, 2019 ($17.77).

Employment Agreements; Potential Payments Upon Termination or Change of Control
In addition to other compensation arrangements described elsewhere in this proxy statement, we have entered into agreements with our named executive officers as follows:
Employment Agreement with Eric DeMarco
The terms of the Executive Employment Agreement with Mr. DeMarco (the "DeMarco Agreement") provide for Mr. DeMarco's compensation, eligibility to receive annual incentive awards and to participate in long-term incentive, employee benefit and retirement programs.
In the event that Mr. DeMarco is terminated without cause or upon the occurrence of a change of control followed by a triggering event, he will be entitled to receive a lump sum payment equal to the sum of three times his current base salary, plus three times his maximum target bonus potential for the year in which he was terminated, less any bonus amounts already received for such year, accelerated vesting of all equity awards and participation for Mr. DeMarco and his dependents in our employee health care program for three years or, if earlier, until Mr. DeMarco procures health care coverage through another employer. Receipt of the foregoing severance compensation is conditioned upon, among other things, Mr. DeMarco's compliance with the one year post-termination non-solicitation provision set forth in the DeMarco Agreement and execution of a full general release releasing the Company from all claims the executive may have against the Company. For the avoidance of doubt, Mr. DeMarco's entitlement to the severance compensation described above shall remain in full force and effect in the event of a change of control of the Company. Additionally, in the event that there is a change of control of the Company, Mr. DeMarco shall be entitled to accelerated vesting of 100% of all outstanding and unvested equity awards.
The timing of severance payments and benefits under the DeMarco Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Mr. DeMarco's employment agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G of the Code ("Section 280G").
The vesting terms of Mr. DeMarco's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Mr. DeMarco's unvested RSUs will vest in the event of a termination of service without cause, a change of control, and death. Assuming a termination without cause or other triggering event had occurred on December 29, 2019, this provision would have resulted in accelerated vesting of unvested equity awards valued at $26,888,231 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount).

If Mr. DeMarco had been terminated on December 29, 2019 without cause or in connection with a change of control, he would have received the following benefits under his employment agreement; (i) a lump sum payment of $4,560,000, equal to three times his current base salary and three times his maximum target bonus potential for the year; (ii) the accelerated vesting of RSU awards with an aggregate market value on December 29, 2019 of $26,888,231 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount); (iii) continued participation by Mr. DeMarco and his family in the Company's group health insurance benefits on the same terms as during his employment until the earlier of three years following his termination or procurement of health care coverage through another employer, provided that if the Company's insurance carrier will not allow for such benefits continuation the Company shall pay the premiums required to continue Mr. DeMarco's group health care coverage during the period under the applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), with a three-year aggregate cost of $99,354; and (iv) a gross-up payment as described above.
For purposes of the DeMarco Agreement, the terms "cause," "change of control" and "triggering event" have the following meanings:
Cause.    As defined more completely in the DeMarco Agreement, "cause" means (i) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of executive with respect to executive's obligations or otherwise relating to the business of the Company, (ii) executive's material breach of the agreement or the Company's standard form of confidentiality agreement, (iii) executive's conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or (iv) executive's willful neglect of his duties or poor performance.
Change of Control.    As defined more completely in the DeMarco Agreement, "change of control" means any one of the following occurrences: (i) any person (other than persons who are employed by the Company or its affiliates at any time more than one year before a transaction) becomes the "beneficial owner" within the meaning of Rule 13d-3 of the Exchange Act directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then-outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), (ii) during any consecutive one-year period following the date of the employment agreement, individuals who constituted the Board at the beginning of such period or their approved replacements (the "Beginning Board") cease for any reason to constitute a majority of the Board, but only to the extent that such acquisition constitutes a "change in the effective control" of Company within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(vi), (iii) a merger or consolidation of Company with any other corporation unless: (a) the voting securities of Company outstanding immediately before the merger or consolidation would continue to represent at least 50% of the combined voting power of the voting securities of Company or such surviving entity outstanding immediately after such merger or consolidation; and (b) no acquiror becomes the "beneficial owner," directly or indirectly, of Company securities representing 50% or more of the combined voting power of Company's then outstanding securities, but only to the extent that such ownership constitutes a "change in the ownership" of Company within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(v), and (iv) any person acquires all, or substantially all, of Company's assets, but only to the extent that such acquisition results in a "change in the ownership of a substantial portion" of Company's assets within the meaning of U.S. Treasury Regulation Section 1.409A-3(i)(5)(vii).
Triggering Event.    As defined more completely in the DeMarco Agreement, "triggering event" means (i) executive's termination from employment by the Company without cause, (ii) a material change in the nature of executive's job or responsibilities, or (iii) the relocation of executive's principal place of work to a location more than 30 miles from the location executive was assigned to immediately prior to the change of control, and such relocation results in executive's one-way commute to work increasing by more than 30 miles from the executive's principal place of residence as of immediately prior to the announcement of such relocation, and (iv) the Company's material breach of the agreement. No triggering event shall be deemed to have occurred unless the executive separates from service within 12 months of the date of such triggering event.
Severance and Change of Control Agreement with Deanna Lund
The terms of the Severance and Change of Control Agreement with Ms. Lund (the "Lund Agreement") provide that, upon a change of control of the Company, Ms. Lund shall be entitled to accelerated vesting of 100% of all of her outstanding and unvested stock options and other equity awards. In the event of a termination without cause, Ms. Lund shall be entitled to accelerated vesting of 100% of her outstanding and unvested stock options and other equity awards. The Lund Agreement also provides for severance payments to Ms. Lund as follows: (i) if Ms. Lund is terminated without cause prior to a change of control, she is entitled to (A) severance compensation equal to one year of her base salary then in effect and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of one year following termination, or (ii) if she terminates as a result of a triggering event after a change of control, she is entitled to: (A) severance compensation equal to two years of her base salary then in effect, plus her maximum potential bonus amount for two years and (B) if needed, continuation of her then current health insurance coverage at the same cost to her as prior to termination for a period of two years following termination or resignation. The definitions of cause, change of control and triggering event set forth in the Lund Agreement are consistent with the definitions set forth in the DeMarco Agreement, as described above.
The timing of severance payments and benefits under the Lund Agreement may be deferred to avoid incurring additional taxes and penalties pursuant to Section 409A of the Code. Ms. Lund's severance agreement also provides that such severance payments are generally subject to certain gross-up provisions in the event that they are characterized as "excess parachute payments" within the meaning of Section 280G.
The vesting terms of Ms. Lund's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, Ms. Lund's unvested RSUs will vest in the event of a termination of service without cause and a change of control. Assuming a termination without cause had occurred on December 29, 2019, this provision would have resulted in accelerated vesting of unvested equity awards valued at $9,951,200 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount).
Under the Lund Agreement, if Ms. Lund had been terminated without cause on December 29, 2019, she would have received the following benefits: (i) severance compensation equal to one year of her base salary then in effect, in the amount of $460,000 and (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of one year following termination with an aggregate annual cost of $23,069, and the accelerated vesting of her RSU awards with an aggregate market value on December 29, 2019 of $9,951,200 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount). If Ms. Lund terminated on December 29, 2019 as a result of a triggering event after a change of control she would have received the following benefits: (i) severance compensation equal to two years of her base salary and target bonus then in effect, in the amount of $1,610,000, (ii) continuation of her then current health insurance coverage at the same cost to her as prior to her termination for a period of two years following termination totaling $46,138, (iii) the accelerated vesting of RSUs with an aggregate market value on December 29, 2019 of $9,951,200 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount); and (iv) a gross-up payment as described above.
Employment Agreement with Jonah Adelman
There is no employment agreement between Mr. Adelman and the Company. The vesting terms of Mr. Adelman's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Adelman will vest in the event of a change in control. Assuming a change in control had occurred on December 29, 2019, this provision would have resulted in accelerated vesting of unvested equity awards valued at $2,132,400 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount).
Employment Agreement with Phillip Carrai
Under the terms of the Employment Agreement with Mr. Carrai (the “Carrai Agreement”), Mr. Carrai's annual base salary is $450,000, which is eligible for annual increases in accordance with the Company's then current compensation policies. In addition, Mr. Carrai is entitled to receive additional annual discretionary incentive compensation of up to 60% of his base salary. In the event of his termination without cause, the Carrai Agreement provides that Mr. Carrai shall be entitled to (i) continued payment of his base salary for a period of twelve months from the termination date and (ii) any incentive compensation earned as of the termination date. In addition, in the event Mr. Carrai is terminated without cause upon a change of control (as defined in the 2014 Plan), Mr. Carrai is entitled to receive continued payment of his base salary for a period of twelve months. Such payments would be contingent upon the effectiveness of a standard release agreement.
For purposes of the Carrai Agreement, cause is defined as (i) executive’s misconduct; (ii) executive's willful violation of posted policy or rules of the Company; (iii) executive's willful refusal to follow the lawful directions given by executive's direct supervisor or the President of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; or (iv) executive's breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the company.
The vesting terms of Mr. Carrai's RSUs are governed by the agreements under which each RSU was granted; and pursuant to such RSU agreements, certain RSUs granted to Mr. Carrai will vest in the event of a termination of service without cause and/or a change of control. Assuming a change in control had occurred on December 29, 2019, this provision would have resulted in accelerated vesting of unvested equity awards valued at $6,263,925 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount). If Mr. Carrai had been terminated on December 29, 2019 without cause, he would have received (i) severance compensation equal to $450,000 to be paid over twelve months and (ii) any incentive compensation earned as of the termination date. If Mr. Carrai had been terminated on December 29, 2019 upon a change in control, he would have received the following benefits: (i) severance compensation equal to twelve months of his base salary then in effect, which was $450,000 annually; and (ii) the accelerated vesting of his RSU awards with an aggregate market value on December 29, 2019 of $6,263,925 (for purposes of calculation, the value of the 2018 and 2019 awards were valued at the targeted performance amount).
Employment Agreement with Steven Fendley
Under the terms of the Employment Agreement with Mr. Fendley (the “Fendley Agreement”), Mr. Fendley’s base salary is $140,000, which is eligible for annual increases in accordance with the Company’s then current compensation policies. In addition, Mr. Fendley is entitled to receive equity incentive grants at the discretion of the Company’s President and Compensation Committee. In the event of his termination without cause, the Fendley Agreement provides that Mr. Fendley shall be entitled to (i) continued payment of his base salary for a period of six months from the termination date and (ii) any incentive compensation earned as of the termination date. Such payments would be contingent upon the effectiveness of a standard release agreement.
For purposes of the Fendley Agreement, cause is defined as (i) executive’s misconduct; (ii) executive’s violation of posted policy or rules of the Company; (iii) executive’s willful refusal to follow the lawful directions given by executive’s direct supervisor or the President of the Company from time to time or breach of any material covenant or obligation under the employment agreement or other agreement with the Company; (iv) executive’s breach of the duty of loyalty to the Company that causes or is reasonably likely to cause injury to the Company; or (v) failure to timely secure or loss of any security clearance the Company deems necessary or desirable for the executive to perform the duties of the position.
The vesting terms of Mr. Fendley’s RSUs and stock options are governed by the agreements under which each RSU and stock option was granted; and pursuant to such RSU and stock option agreements, certain RSUs and stock options granted to Mr. Fendley will vest in the event of a change of control. Assuming a change of control had occurred on December 29, 2019, this provision would have resulted in accelerated vesting of unvested equity awards valued at $3,509,575 (for purposes of calculation, the value of the 2019 award was valued at the targeted performance amount). If Mr. Fendley had been terminated on December 29, 2019 without cause, he would have received (i) severance compensation equal to $70,000 to be paid over six months and (ii) any incentive compensation earned as of the termination date.

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, the Company must annually disclose in its proxy statement the median of the annual total compensation of all employees (excluding the Chief Executive Officer ("CEO")), the annual total compensation of its CEO, and the ratio of the CEO compensation to the median employee compensation. The pay ratio information provided below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
We determined that, as of December 29, 2019, our employee population (including employees of our consolidated subsidiaries) consisted of approximately 3,041 employees in the U.S. and foreign jurisdictions.
We determined the required ratio by:

•
calculating the total annual cash compensation of all employees except the CEO, using base salary plus annual incentive as a consistently applied compensation measure; and then sorting those employees from highest to lowest;

•	determining the median employee from that list; and

•	calculating the total annual compensation of our CEO and of the median employee using the same methodology required for the Summary Compensation Table on page 59.
The total annual compensation for our CEO for fiscal year 2019 was $5,673,715. The total annual compensation for the median employee was $63,056, representing the amount of such employee’s compensation for 2019 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee was a named executive officer for 2019. The resulting ratio of CEO pay to the pay of the Company’s median employee for fiscal year 2019 is 89.98 to one.
The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices.  As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

DIRECTOR COMPENSATION
The Compensation Committee periodically reviews comparative market data and recommendations from the Company's Human Resources Department and compensation consultants with regard to the structure of our non-employee director compensation program and the amounts paid to our non-employee directors. The following table summarizes the quarterly retainer and committee fees payable to our non-employee directors during the fiscal year ended December 29, 2019. All such fees are paid quarterly in arrears.

	2019 Director Compensation
Board Member Quarterly Retainer	$12,500
Board Chairman Quarterly Fee	$7,500
Audit Committee Chair Quarterly Retainer	$3,750
Audit Committee Member Quarterly Fee	$1,500
Designated Financial Expert Quarterly Fee	$1,250
Compensation Committee Chair Quarterly Retainer	$3,750
Compensation Committee Member Quarterly Fee	$1,500
Nominating & Governance Committee Chair Quarterly Retainer	$3,750
Nominating & Governance Committee Member Quarterly Fee	$1,250
Annual Equity Award	10,000 RSUs	(1)
_______________________________________________________________________________

(1)	Directors received 10,000 RSUs on May 10, 2019, which vest on the first anniversary of the grant date, subject to the terms of the applicable award agreement.
Our directors also receive reimbursement for all out-of-pocket expenses related to their duties, including, but not limited to, travel, car rental and lodging fees.
Beginning in 2018, based upon the Company’s compensation consultant’s recommendations to the Compensation Committee, a more-typical, service-based equity program for directors was implemented to maintain director independence and avoid perceptions of self-interest when evaluating Company risks and Company performance incentives. Under the new equity program, directors received 10,000 RSUs at the time of election or re-election for their board service and such RSUs will vest after one year to match the elected director term of service.

For all director RSUs, including the 2019 awards described above, delivery of common stock underlying vested RSUs is deferred until termination of service.

Director Summary Compensation Table
The following table summarizes the total compensation that our directors (other than directors who are named executive officers) earned during the fiscal year ended December 29, 2019 for services rendered as members of our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Total ($)
Scott Anderson(2)	70,000	191,500	—	261,500
Bandel Carano(3)	—	—	28,026	28,026
William Hoglund(4)	97,000	191,500	—	288,500
Scot Jarvis(5)	76,000	191,500	—	267,500
Jane Judd(6)	62,500	191,500	—	254,000
Samuel Liberatore(7)	55,000	191,500	—	246,500
Amy Zegart(8)	65,000	191,500	—	256,500
_______________________________________________________________________________

(1)
Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of RSUs. On May 10, 2019, each of Messrs. Anderson, Hoglund, Jarvis, and Liberatore and Mses. Judd and Zegart were granted 10,000 RSUs for their service on the Board. The grant date fair value of each RSU granted on May 10, 2019 was $19.15. The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company’s Annual Report on Form 10‑K filed with the SEC on February 24, 2020.

(2)	Mr. Anderson held 70,000 RSUs as of December 29, 2019, of which 45,000 RSUs had vested.

(3)
Mr. Carano served on the Board until his resignation on September 13, 2019. Amounts shown in this column reflect the grant date fair value computed in accordance with Topic 718 with respect to awards of options to purchase shares of Kratos. The following awards of stock options during 2019 were made pursuant to the Non‑Management Directors Stock Option Fee Program, of which Mr. Carano is the only participant: (a) March 14, 2019, fully vested stock option to purchase 880 shares of common stock in lieu of $14,000 in director’s fees; and (b) May 19, 2019, fully vested stock option to purchase 787 shares of common stock in lieu of $14,000 in director’s fees. Mr. Carano’s options granted in 2019 had an aggregate grant date market value ranging from $15.92 to $17.81. The assumptions on which this valuation is based are set forth in Note 11 to the audited financial statements included in the Company’s Annual Report on Form 10‑K filed with the SEC on February 24, 2020.

(4)	Mr. Hoglund held 72,000 RSUs as of December 29, 2019, of which 47,000 RSUs had vested.

(5)	Mr. Jarvis held 70,000 RSUs as of December 29, 2019, of which 45,000 RSUs had vested.

(6)	Ms. Judd held 68,000 RSUs as of December 29, 2019, of which 45,000 RSUs had vested.

(7)	Mr. Liberatore held 71,850 RSUs as of December 29, 2019, of which 46,850 RSUs had vested.

(8)	Ms. Zegart held 50,000 RSUs as of December 29, 2019, of which 25,000 RSUs had vested.

COMPENSATION COMMITTEE REPORT
The Compensation Committee reviews and approves the Company's compensation programs on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K and this proxy statement.
THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
Scot Jarvis, Chairperson
William Hoglund
Jane Judd
        The foregoing Compensation Committee Report is not "soliciting material," is not deemed "filed" with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this report by reference.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 6, 2020 by (i) each stockholder known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all executive officers and directors as a group.

	Beneficial Ownership(1)
	Common Stock
Identity of Owner or Group	Shares		% Ownership
Named Executive Officers(2)
Eric DeMarco	564,320	(3)	*
Deanna Lund	266,057	(4)	*
Jonah Adelman	45,200		*
Phillip Carrai	220,847	(5)	*
Steven Fendley	180,139	(6)
Directors
Scott Anderson c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	129,067	(7)	*
William Hoglund P.O. Box 1914 Wilson, WY 83014	408,000	(8)	*
Scot Jarvis c/o Cedar Grove Investments, LLC 3825 Issaquah Pine Lake Road Sammamish, WA 98075	125,700	(9)	*
Jane Judd 10680 Treena Street, Suite 600 San Diego, CA 92131	38,266	(10)	*
Samuel Liberatore 10680 Treena Street, Suite 600 San Diego, CA 92131	9,245	(11)	*
Amy Zegart 10680 Treena Street, Suite 600 San Diego, CA 92131	—	(12)	*
5% Stockholders:
FMR LLC 245 Summer Street Boston, MA 02210	9,453,318	(13)	8.84%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	7,695,044	(14)	7.19%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	6,972,926	(15)	6.52%
SMALLCAP World Fund, Inc. 6455 Irvine Center Drive Irvine, CA 92618	2,849,900	(16)	5.47%
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	5,519,889	(17)	5.16%
All Directors and Executive Officers as a Group (17 persons)	2,149,896		2.01%
Total Shares Outstanding	106,972,078
______________________________________________________________________________

*	Represents less than one percent (1%).

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options or other securities that are exercisable or convertible into shares of our common stock within 60 days of April 6, 2020. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The inclusion of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of, or receives the economic benefit from, such shares. Applicable percentages are based on 106,960,828 shares of common stock outstanding on April 6, 2020.

(2)	The address for all executive officers is 10680 Treena Street, Suite 600, San Diego, CA 92131.

(3)
Includes approximately 16,496 shares held in Kratos' 401(k) Plan, 35,756 shares purchased through the Purchase Plan, 489,650 shares held in trust, over which Mr. DeMarco has shared voting and investment power, and 11,208 shares held by Mr. DeMarco’s spouse, over which his spouse has sole voting and investment power.

(4)	Includes approximately 16,706 shares held in Kratos' 401(k) Plan, and 16,626 shares purchased through the Purchase Plan.

(5)
Includes approximately 326 shares held in Kratos' 401(k) Plan, 11,073 shares purchased through the Purchase Plan, 80,000 shares subject to options exercisable within 60 days from April 6, 2020, and 46,644 shares held in trust over which Mr. Carrai has shared voting and investment power.

(6)	Includes 11,250 shares subject to RSUs that will vest and be delivered within 60 days from April 6, 2020.

(7)
Includes 14,333 shares held by the Anderson Family Trust for the benefit of Mr. Anderson's children, for which voting and investment power are held by the trustee. Mr. Anderson disclaims beneficial ownership of the shares held by the Anderson Family Trust. Excludes 50,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(8)
Includes 8,000 shares subject to options exercisable within 60 days from April 6, 2020, 264,193 shares held by a family limited liability company, and 135,807 shares that are held in a trust for the benefit of Mr. Hoglund's children over which Mr. Hoglund has shared voting and investment power. Excludes 52,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(9)
Excludes 50,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(10)
Includes 8,000 shares subject to options exercisable within 60 days from April 6, 2020 and 4,166 shares held in trust over which Ms. Judd has shared voting and investment power. Excludes 48,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(11)
Includes approximately 845 shares held in Kratos' 401(k) Plan and 8,000 shares subject to options exercisable within 60 days from April 6, 2020. Excludes 51,850 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(12)
Excludes 30,000 RSUs that have vested and 10,000 RSUs that will vest within 60 days from April 6, 2020, for which delivery of common stock underlying all such vested RSUs is deferred until termination of service.

(13)	Based on information contained in a Schedule 13G/A filed with the SEC by FMR LLC on February 7, 2020 with respect to holdings of Kratos common stock as of December 31, 2019.

(14)	Based on information contained in a Schedule 13G/A filed with the SEC by Blackrock, Inc. on February 5, 2020 with respect to holdings of Kratos common stock as of December 31, 2019.

(15)	Based on information contained in a Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2020 with respect to holdings of Kratos common stock as of December 31, 2019.

(16)	Based on information contained in a Schedule 13G filed with the SEC by SMALLCAP World Fund, Inc. on February 14, 2019 with respect to holdings of Kratos common stock as of December 31, 2018.

(17)	Based on information contained in a Schedule 13G filed with the SEC by State Street Corporation on February 13, 2020 with respect to holdings of Kratos common stock as of December 31, 2019.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
Information about our equity compensation plans as of December 29, 2019 is as follows (shares in thousands):

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, and Rights	Weighted Average Exercise Price of Outstanding Options, and Rights(2)	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Stockholders(1)	4,838	$4.98	4,407	(3)
Total	4,838	$4.98	4,407
_______________________________________________________________________________

(1)	Includes the Integral Amended and Restated 2008 Stock Incentive Plan, 2005 Equity Incentive Plan, 2011 Equity Incentive Plan, 2014 Plan, and the Purchase Plan.

(2)
The weighted-average exercise price does not take into account 4,692,106 shares of common stock issuable upon vesting of outstanding restricted stock unit awards from plans approved by stockholders, which have no exercise price.

(3)
Includes 2,662,621 shares reserved for issuance under the Purchase Plan. For the offering period ended December 31, 2019, 167,038 shares were issued, and 2,495,583 shares remain available for issuance under the Purchase Plan as of April 6, 2020.

For more information regarding our equity compensation plans, see Note 11 to the audited financial statements included in our Form 10-K filed with the SEC on February 24, 2020.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are the Company's stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to Kratos Defense & Security Solutions, Inc., c/o Corporate Secretary, 10680 Treena Street, Suite 600, San Diego, California 92131 or call Investor Relations at (858) 812-7300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their brokers.
STOCKHOLDER PROPOSALS
Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our 2021 proxy statement, a stockholder's proposal must be received by us no later than December 25, 2020 and must otherwise comply with Rule 14a-8 under the Exchange Act. Any stockholder proposal received after December 25, 2020 will be considered untimely, and will not be included in our proxy materials for our 2021 annual meeting of stockholders. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.
Pursuant to the terms of our Bylaws, stockholders wishing to submit proposals or director nominations for consideration at our annual meeting of stockholders must provide advance notice in writing to our Secretary. To be timely, a stockholder's notice must be delivered to or mailed and received at our principal executive offices not less than 120 days prior to the date on which we first mailed our notice of the meeting for the previous year's annual meeting of stockholders, or not later than the tenth day following the date on which we mail the notice of meeting for the current year if during the prior year we did not hold an annual meeting or if the date of the annual meeting was changed more than 30 days from the prior year, or in the event of a special meeting. Stockholders are advised to review our Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. Therefore, to be presented at our 2021 annual meeting, such a proposal must be received by the Company not later than the close of business on December 25, 2020.
While our Board will consider proper stockholder proposals that are properly brought before the annual meeting, we reserve the right to omit from our 2021 proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8 thereunder.
ANNUAL REPORT
Our 2019 Annual Report on Form 10-K accompanies the proxy materials being provided to all stockholders. We will provide, without charge, additional copies of our 2019 Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at our Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board

Eric DeMarco President and Chief Executive Officer
April 24, 2020

Annex A
Unaudited Reconciliation of GAAP to Non-GAAP Measures
Adjusted EBITDA is a non-GAAP measure defined as generally accepted accounting principles ("GAAP") net income (loss) attributable to Kratos adjusted for net income (loss) attributable to noncontrolling interest, income (loss) from discontinued operations, net interest expense, provision for income taxes, depreciation and amortization, expense of intangible assets, amortization of capitalized contract and development costs, stock-based compensation, acquisition and restructuring related items and other, and foreign transaction gain (loss).
Adjusted EBITDA as calculated by us may be calculated differently than Adjusted EBITDA for other companies. We have provided Adjusted EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance understanding of our operating results. Adjusted EBITDA should not be construed as either an alternative to net income or as an indicator of our operating performance or an alternative to cash flows as a measure of liquidity. The adjustments to calculate this non-GAAP financial measure and the basis for such adjustments are outlined below.
Please refer to the following table below that reconciles GAAP net income (loss) to Adjusted EBITDA.The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:
Interest income interest and expense, net. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements, including the amortization of issue discounts and deferred financing costs. These amounts may vary from period to period due to changes in cash and debt balances.
Income taxes. The Company's tax expense can fluctuate materially from period to period due to tax adjustments that may not be directly related to underlying operating performance or to the current period of operations and may not necessarily reflect the impact of utilization of our net operating losses.
Depreciation. The Company incurs depreciation expense (recorded in cost of revenues and in operating expenses) related to capital assets purchased, leased or constructed to support the ongoing operations of the business. The assets are recorded at cost or fair value and are depreciated over the estimated useful lives of individual assets.
Amortization of intangible assets. The Company incurs amortization of intangible expense related to acquisitions it has made. These intangible assets are valued at the time of acquisition and are amortized over the estimated useful lives.
Amortization of capitalized contract and development costs. The Company incurs amortization of previously capitalized software development and non-recurring engineering costs related to certain targets in its Unmanned Systems and ballistic missile target businesses as these units are sold.
Stock-based compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company's shares, risk-free interest rates and the expected term and forfeiture rates of the awards. Management believes that exclusion of these expenses allows comparison of operating results to those of other companies that disclose non-GAAP financial measures that exclude stock-based compensation.
Foreign transaction (gain) loss. The Company incurs transaction gains and losses related to transactions with foreign customers in currencies other than the U.S. dollar. In addition, certain intercompany transactions can give rise to realized and unrealized foreign currency gains and losses.
Acquisition and transaction related items. The Company incurs transaction related costs, such as legal and accounting fees and other expenses, related to acquisitions and divestiture activities. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.
Excess capacity and restructuring costs. The Company has incurred excess capacity and excess overhead costs related to certain of its manufacturing businesses within its Unmanned Systems and Modular Systems businesses due primarily to underutilization of manufacturing facilities and support costs resulting from less than optimal volumes and efficiencies. The Company incurs restructuring costs for cost reduction actions which include employee termination costs, facility shut-down related costs and remaining lease commitment costs for excess or exited facilities. Management believes that these

A - 1

costs are not indicative of ongoing operating results as they are either non-recurring and/or not expected when full capacity and volumes are achieved.
Legal related items. The Company incurs costs related to pending legal settlements and other legal related matters. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.
Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the Adjusted EBITDA financial adjustments described above, and investors should not infer from the Company's presentation of this non-GAAP financial measure that these costs are unusual, infrequent, or non-recurring.
Reconciliation of Net income (loss) to Adjusted EBITDA and Pro Forma Adjusted EBITDA is as follows:

	Twelve Months Ended
	December 29,	December 30,	December 31,
	2019	2018	2017

Net income (loss) attributable to Kratos	$12.5	$(3.5)	$(42.7)
Income (loss) from discontinued operations, net of income taxes	(1.7)	7.6	(4.2)
Interest expense, net	21.6	20.8	28.6
Loss on extinguishment of debt	—	—	17.3
Provision (benefit) for income taxes from continuing operations	4.8	4.6	(10.2)
Depreciation (including cost of service revenues and product sales)	16.0	12.0	11.8
Stock-based compensation	11.0	7.2	7.8
Foreign transaction (gain) loss	1.2	1.2	(0.4)
Amortization of intangible assets	7.4	5.9	10.4
Amortization of capitalized contract and development costs	1.2	0.9	0.5
Impairment of goodwill	—	—	24.2
Acquisition and restructuring related items and other	3.2	3.8	4.4
Plus: Net income (loss) attributable to noncontrolling interest	0.1	—	—

Adjusted EBITDA	$77.3	$60.5	$47.5

Reconciliation of acquisition and restructuring related items and other included in Adjusted EBITDA:

	Twelve Months Ended
	December 29,	December 30,	December 31,
	2019	2018	2017
Acquisition and transaction related items	$2.3	$—	$0.3
Excess capacity and restructuring costs	0.3	1.0	4.1
Legal related items	0.6	2.8	—

Acquisition and restructuring related items and other	$3.2	$3.8	$4.4

A - 2

Annex B
KRATOS DEFENSE & SECURITY SOLUTIONS, INCORPORATED
2014 Equity Incentive Plan

Adopted by the Board of Directors: March 28, 2014
Approved by the Stockholders: May 14, 2014
Adopted by the Board of Directors: March 15, 2017
Approved by the Stockholders: May 31, 2017
Adopted by the Board of Directors: March 10, 2020
Approved by the Stockholders: , 2020

1.	General.
(a) Successor to and Continuation of Prior Plan. The Plan is intended as the successor to and continuation of the Kratos Defense & Security Solutions, Incorporated 2011 Equity Incentive Plan, the Kratos Defense & Security Solutions, Incorporated Amended and Restated 2005 Equity Incentive Plan, the Kratos Defense & Security Solutions, Incorporated 2000 Nonstatutory Stock Option Plan, the Kratos Defense & Security Solutions, Incorporated 1999 Equity Incentive Plan, the Amended and Restated Integral Systems, Inc. 2008 Stock Incentive Plan, the Amended and Restated Herley Industries, Inc. 2010 Stock Plan, the Herley Industries, Inc. 2003 Stock Option Plan, the Henry Bros. Electronics, Inc. 2007 Stock Option Plan, the Henry Bros. Electronics, Inc. 2006 Stock Option Plan, the Amended and Restated 2005 Digital Fusion, Inc. Equity Incentive Plan, the 2000 Digital Fusion, Inc. Stock Option Plan, the 1999 Digital Fusion, Inc. Stock Option Plan, and the 1998 Digital Fusion, Inc. Stock Option Plan (collectively, the “Prior Plans”). Following the Effective Date, no additional stock awards may be granted under the Prior Plans. In addition, from and after 12:01 a.m. Pacific time on the Effective Date, all outstanding stock awards granted pursuant to the terms of the Prior Plans will remain subject to the terms of the Prior Plans; provided, however, that any shares subject to outstanding stock awards granted under the Prior Plans or granted outside of the Prior Plans that, at any time after March 27, 2014, (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited, cancelled or otherwise returned to the Company because of the failure to meet a contingency or condition required to vest such shares; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award or to satisfy the purchase price or exercise price of a stock award (the “Returning Shares”) will immediately be added to the Share Reserve (as further described in Section 3(a) below) as and when such shares become Returning Shares, and become available for issuance pursuant to Awards granted hereunder. All Awards granted on or after 12:01 a.m. Pacific time on the Effective Date will be subject to the terms of this Plan.
(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.
(c) Available Awards. The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.
(d) Purpose. The Plan, through the granting of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

2.	Administration.
(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)    To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.
(ii)    To require, as a condition precedent to the grant, vesting, settlement, and/or issuance of shares of Common Stock pursuant to any Award, that a Participant execute a general release of claims (in any form that the Board may require, in its sole discretion, which form may include any other provisions, e.g., confidentiality and other restrictive covenants).
(iii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iv)    To settle all controversies regarding the Plan and Awards granted under it.
(v)    To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which cash or shares of Common Stock may be issued).
(vi)    To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under his or her then‑outstanding Award without his or her written consent except as provided in subsection (viii) below.
(vii)    To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or to make the Plan or Awards granted under the Plan compliant with the requirements for Incentive Stock Options or exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. However, if required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as provided in the Plan (including Section 2(b)(ix)) or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(viii)    To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance‑based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding incentive stock options or (C) Rule 16b‑3.
(ix)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(x)    Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.
(xi)    To adopt such procedures and sub‑plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)	Delegation to Committee.
(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii) Section 162(m) and Rule 16b‑3 Compliance. The Committee may consist solely of two (2) or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two (2) or more Non‑Employee Directors, in accordance with Rule 16b‑3.
(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
(f) Cancellation and Re‑Grant of Stock Awards. Neither the Board nor any Committee will have the authority to: (i) reduce the exercise, purchase or strike price of any outstanding Option or SAR under the Plan, or (ii) cancel any outstanding Option or SAR that has an exercise price or strike price greater than the current Fair Market Value of the Common Stock in exchange for cash or other Stock Awards under the Plan, unless the stockholders of the Company have approved such an action within twelve (12) months prior to such an event.

3.	Shares Subject to the Plan.
(a) Share Reserve.
(i)    Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards from and after the Effective Date will not exceed the sum of (A) 8,750,000 new shares, and (B) the Returning Shares, if any, which become available for grant under this Plan from time to time (such aggregate number of shares described in (A) and (B) above, the “Share Reserve”).
(ii)    For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.
(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c) Incentive Stock Option Limit. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 3,200,000 shares of Common Stock.
(d) Section 162(m) Limitations. Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.
(i)    A maximum of 2,000,000 shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date any such Stock Award is granted may be granted to any Participant during any calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance‑based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.
(ii)    A maximum of 2,000,000 shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).
(iii)    A maximum of one million dollars ($1,000,000) may be granted as a Performance Cash Award to any one Participant during any one calendar year.
(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4.	Eligibility.
(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from or alternatively comply with the distribution requirements of Section 409A of the Code.
(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

5.	Provisions Relating to Options and Stock Appreciation Rights.
Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:
(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten (10) years from the date of its grant or such shorter period specified in the Award Agreement.
(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Award if such

Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.
(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:
(i)    by cash, check, bank draft or money order payable to the Company;
(ii)    pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;
(iii)    by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;
(iv)    if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)    in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.
(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.
(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:
(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (and pursuant to Sections 5(e)(ii) and 5(e)(iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421‑1(b)(2). If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h) Extension of Termination Date. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post‑termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of time (that need not be consecutive) equal to the applicable post‑termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k) Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the time of such termination of Continuous Service.
(l) Non‑Exempt Employees. If an Option or SAR is granted to an Employee who is a non‑exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six (6) months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non‑exempt employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six (6) months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non‑exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non‑exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(m) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6.	Provisions of Stock Awards Other than Options and SARs.
(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.
(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:
(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.
(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.
(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted

Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(c) Performance Awards.
(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d)(ii)) that is payable (including that may be granted, vest or be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.
(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d)(iii)) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the Participant’s completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.
(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period.
(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with Section 162(m) of the Code with respect to an Award intended to qualify as “performance‑based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (A) the date ninety (90) days after the commencement of the applicable Performance Period, and (B) the date on which twenty‑five percent (25%) of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance‑based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where the Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction or any completion of any Performance Goals, shares subject to Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of any further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
(e) Transferability of Stock Awards. Generally, a Participant may not transfer a Stock Award other than by will or the laws of descent and distribution or a domestic relations order with the approval of the Plan Administrator or a duly authorized officer. Additionally, a Participant may, with the approval of the Plan Administrator or a duly authorized officer, designate a beneficiary who may receive the shares of Common Stock underlying a Stock Award following the Participant’s death.

7.	Covenants of the Company.
(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then‑outstanding Stock Awards.
(b) Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8.	Miscellaneous.
(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock issued pursuant to Stock Awards will constitute general funds of the Company.
(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such

Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.
(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full‑time Employee to a part‑time Employee) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds one hundred thousand dollars ($100,000) (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lesser amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).
(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.
(k) Compliance with Section 409A of the Code. To the extent that the Board determines that any Award granted hereunder is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded and a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount shall be made upon a “separation from service” before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death.
(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd‑Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9.	Adjustments upon Changes in Common Stock; Other Corporate Events.
(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.
(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c) Corporate Transactions; Change in Control. The following provisions will apply to Stock Awards in the event of a Corporate Transaction or Change in Control unless otherwise provided in the instrument evidencing the Stock Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award.
(i) Stock Awards May Be Assumed. Except as otherwise stated in the Stock Award Agreement, in the event of a Corporate Transaction or Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Stock Awards outstanding under the Plan or may substitute similar stock awards for Stock Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction or Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Corporate Transaction or Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award, or may choose to assume or continue the Stock Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.
(ii) Stock Awards Held by Current Participants. In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction or Change in Control (referred to as the “Current Participants”), the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Corporate Transaction or Change in Control (contingent upon the effectiveness of the Corporate Transaction or Change in Control) as the Board will determine (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and such Stock Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction or Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will lapse (contingent upon the effectiveness of the Corporate Transaction or Change in Control).
(iii) Stock Awards Held by Persons other than Current Participants. In the event of a Corporate Transaction or Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, the vesting of such Stock Awards (and, with respect to Options and SARs, the time when such Stock Awards may be exercised) will not be accelerated and such Stock Awards (other than a Stock Award consisting of vested and outstanding shares of Common Stock not subject to the Company’s right of repurchase) will terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction or Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Stock Awards will not terminate and may continue to be exercised notwithstanding the Corporate Transaction or Change in Control.

(iv) Payment for Stock Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event a Stock Award will terminate if not exercised prior to the effective time of a Corporate Transaction or Change in Control, the Board may provide, in its sole discretion, that the holder of such Stock Award may not exercise such Stock Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time of the Corporate Transaction or Change in Control, to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award (including, at the discretion of the Board, any unvested portion of such Stock Award), over (B) any exercise price payable by such holder in connection with such exercise.
(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10.	Plan Term; Earlier Termination or Suspension of the Plan.
(a)    The Board may suspend or terminate the Plan at any time. No Incentive Stock Option will be granted after the tenth (10th) anniversary of the earlier of (i) the date the Plan is adopted by the Board, or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b) No Impairment of Rights. Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.

11.	Effective Date of Plan.
This Plan will become effective on the Effective Date.

12.	Choice of Law.
The laws of the State of California will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.	Definitions.
As used in the Plan, the following definitions will apply to the capitalized terms indicated below:
(a)    “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
(b)    “Award” means a Stock Award or a Performance Cash Award.
(c)    “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)    “Board” means the Board of Directors of the Company.
(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)    “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential or proprietary information or trade secrets or the confidential or proprietary information or trade secrets of any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (v) such Participant’s gross misconduct. The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s Continuous Service at any time, and the term “Company” will be interpreted herein to include any Affiliate or successor thereto, if appropriate.
(g)    “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)    there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)    there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)    individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.
Notwithstanding the foregoing definition or any other provision of this Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.
(h)    “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)    “Committee” means a committee of one (1) or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j)    “Common Stock” means the common stock of the Company.
(k)    “Company” means Kratos Defense & Security Solutions, Incorporated, a Delaware corporation; provided, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.
(l)    “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S‑8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.
(n)    “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i)    a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii)    a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;
(iii)    a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
(iv)    a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.
(o)    “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.
(p)    “Director” means a member of the Board.
(q)    “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.
(r)    “Effective Date” means the effective date of the Plan, which is the date of the annual meeting of stockholders of the Company held in 2014; provided, that the Plan is approved by the Company’s stockholders at such meeting.
(s)    “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(t)    “Entity” means a corporation, partnership, limited liability company or other entity.
(u)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(v)    “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.
(w)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)    Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(x)    “Incentive Stock Option” means an option granted pursuant to Section 5 that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(y)    “Non‑Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S‑K promulgated pursuant to the Securities Act (“Regulation S‑K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S‑K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S‑K; or (ii) is otherwise considered a “non‑ employee director” for purposes of Rule 16b‑3.
(z)    “Nonstatutory Stock Option” means any option granted pursuant to Section 5 that does not qualify as an Incentive Stock Option.
(aa)    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(bb)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.
(cc)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.
(dd)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ee)    “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(ff)    “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.
(gg)    “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax‑qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
(hh)    “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ii)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(jj)    “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).
(kk)    “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (iv) growth of earnings before interest and taxes; (iv) EBITDA margin, adjusted EBITDA margin, or adjusted EBITDA; (v) total stockholder return; (vi) return on equity or average stockholder’s equity; (vii) return on assets, net assets, investment, or capital employed; (viii) stock price; (ix) margin (including gross margin); (x) income (before or after taxes); (xi) net income or operating income; (xii) operating income after taxes; (xiii) pre‑tax profit or after‑tax profit; (xiv) operating cash flow; (xv) revenue or sales (including revenue or sales targets); (xvi) increases in revenue or product revenue; (xvii) expenses and costs (including expenses and cost reduction goals); (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) earnings per share; (xxiv) share price or share price performance; (xxv) debt reduction; (xxvi) implementation or completion of projects or processes; (xxvii) customer satisfaction; (xxviii) number of customers; (xxix) stockholders’ equity; (xxx) return on stockholders’ equity; (xxxi) capital expenditures; (xxxii) debt levels; (xxxiii) operating profit or net operating profit; (xxxiv) workforce diversity; (xxxv) growth of net income or operating income; (xxxvi) billings; (xxxvii) days sales outstanding; and (xxxviii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.
(ll)    “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon one or more Performance Criteria. Except as specifically provided otherwise by the Board or the Committee, as applicable, the Performance Criteria shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Goals may be based on a Company‑wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects, as applicable, for non‑U.S. dollar denominated Performance Goals; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; and (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles.
(mm)    “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.
(nn)    “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).
(oo)    “Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint‑stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.
(pp)    “Plan” means this Kratos Defense & Security Solutions, Incorporated 2014 Equity Incentive Plan.

(qq)    “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(rr)    “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ss)    “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(tt)    “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(uu)    “Rule 16b‑3” means Rule 16b‑3 promulgated under the Exchange Act or any successor to Rule 16b‑3, as in effect from time to time.
(vv)    “Rule 405” means Rule 405 promulgated under the Securities Act.
(ww)    “Rule 701” means Rule 701 promulgated under the Securities Act.
(xx)    “Securities Act” means the Securities Act of 1933, as amended.
(yy)    “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.
(zz)    “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(aaa)    “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.
(bbb)    “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(ccc)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).
(ddd)    “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

VOTE BY INTERNET
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D08705-P37613

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KRATOS DEFENSE & SECURITY SOLUTIONS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Scott Anderson
02) Eric DeMarco
03) William Hoglund
04) Scot Jarvis
05) Jane Judd
06) Samuel Liberatore
07) Amy Zegart

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

D08706-P37613

Kratos Defense & Security Solutions, Inc.
This proxy is solicited by the Board of Directors
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 4, 2020

The undersigned hereby appoints Eric DeMarco and Deanna Lund, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of common stock of Kratos Defense & Security Solutions, Inc. (Kratos) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Kratos to be held in person and virtually at the Skirvin Hilton at 1 Park Avenue, Oklahoma City, OK 73102 and www.virtualshareholdermeeting.com/KTOS2020 on June 4, 2020 at 11:00 A.M. (CDT), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. If you attend the Annual Meeting via the virtual meeting, you can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/KTOS2020 with your multi-digit Control Number provided in your proxy materials.

THIS PROXY, WHEN PROPERLY EXECUTED AND RETURNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR EACH OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR THE APPROVAL OF PROPOSALS 2, 3 AND 4. THE PROXY HOLDERS ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

Continued and to be signed on reverse side